UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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M.D.C. HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

April 2, 2012

To Our Shareholders:

You are invited to attend the 2012 Annual Meeting of Shareholders (the “Meeting”) of M.D.C. Holdings, Inc. (the “Company”) to be held at 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado, on Monday, May 21, 2012, at 10:00 a.m., Mountain Time. The Notice of the Annual Meeting and the Proxy Statement, which follow this letter, describe the matters to be acted upon at the Meeting.

We again are utilizing the rules of the Securities and Exchange Commission that allow us to furnish your proxy materials over the Internet, to lower the cost and environmental impact of our annual meeting. More details are included in the materials that follow.

Your vote is important. Please vote promptly, even if you plan to attend the meeting, by following the instructions in the Proxy Statement or in the Notice of Internet Availability of Proxy Materials that was mailed to you.

Sincerely,

Larry A. Mizel
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 21, 2012:

The Proxy Statement, CEO Letter and the Annual Report on Form 10-K are available at:

www.RRDEZProxy.com/2011/MDCHoldingsInc

Important Voting Information

Under New York Stock Exchange rules, unless you provide specific instructions, your broker is not permitted to vote on your behalf on the election of directors and on any of the proposals other than approval of the selection of the Company’s auditors. It is important that you provide specific instructions by completing and returning the broker’s Voting Instruction Form or following the instructions provided to you to vote your shares by telephone or the Internet.

i

2012 Proxy Summary

This summary highlights and supplements information contained elsewhere in this proxy statement. The summary does not contain all of the information that you should consider and the entire proxy statement should be read carefully before voting.

Annual Meeting of Shareholders

• Time and Date	10:00 a.m., May 21, 2012

• Place	4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado 80237

• Record Date	March 23, 2012

Agenda

•	The election of two Class III Directors

•	An approval of an amendment to the current Amended Executive Officer Performance-Based Compensation Plan

•	An advisory vote on executive compensation

•	An approval of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012

•	Such other business as may properly come before the meeting

Voting Matters

Proposal	Board Recommendation	Page Reference (for more detail)
1. Election of Class III Directors	FOR each Nominee	12
2. Amendment to the Amended Executive Officer Performance-Based Plan	FOR	20
3. Advisory Vote on Executive Compensation	FOR	53
4. Approval of Ernst & Young LLP as auditor for 2012	FOR	55

Executive Compensation

Our Chief Executive Officer, Larry Mizel, and our President and Chief Operating Officer, David Mandarich, the principals who have guided the Company for almost 40 years and 35 years, respectively, are senior veterans of the U.S. homebuilding industry. By virtue of their leadership, foresight and experience, they have been responsible for the growth of our Company, creating significant long-term shareholder value by successfully coping with multiple economic cycles and challenges over the years. In advance of the most recent economic decline, they acted early in halting the Company’s land acquisitions, reducing overhead, emphasizing liquidity and preserving capital, resulting in a cash position in excess of $1.5 billion at the bottom of the economic recession. Their determined emphasis on balancing risk and reward, mitigating losses and maintaining the financial integrity of the balance sheet over the last five years, as opposed to pursuing high-risk and speculative investments, has allowed the Company to emerge with one of the strongest balance sheets in the industry as evidenced by its investment grade rating. As described in more detail below, the Company’s Compensation Committee and independent directors strongly believe that compensating these executives appropriately, to encourage their continuing service, is in the best interests of our shareholders.

At the annual shareholder meeting in 2011 the Company received a negative advisory shareholder vote on its executive compensation. In September 2011, the directors and executive officers were named individually as defendants in a derivative court action based on the negative advisory shareholder vote earlier in the year. In response, the Compensation Committee retained Pearl Meyer & Partners, LLC, a nationally recognized independent compensation consulting firm, to assist the Committee in its evaluation of the policies and procedures relating to executive compensation, which were intended to be aligned with our shareholders’ interests and the Company’s performance. Based on their evaluation and recommendations and the direct communications we sought from a majority of our principal unaffiliated shareholders, the Compensation Committee, together with the Corporate Governance/Nominating Committee, instituted a number of modifications to our Company’s executive compensation policies and procedures, including an amendment to the current Amended Executive Officer Performance-Based Compensation Plan (“Performance-Based Plan”), subject to shareholder approval. In addition, the derivative court action, which the Company was advised was unjustified, was settled without admission of any liability. The review undertaken by the Compensation Committee, after consultation with our unaffiliated shareholders, resulted in significant interrelated compensation determinations for our executives: the award of compensation for 2011 and the design of executive compensation for 2012.

2011 Executive Compensation

The total compensation awarded to our CEO and COO for 2011 substantially decreased because of the following:

•

For 2011, the Performance-Based Plan (reflecting the 2011 Performance Goal established on December 30, 2010) resulted in no bonus being earned by the CEO and COO since the Company failed to attain the 2011 Performance Goal.

•

There were no discretionary stock options awarded to the CEO or the COO for 2011. Based on the recommendation of its compensation consultant, the Compensation Committee devised a new long-term performance based stock option opportunity covering 2012, 2013 and 2014.

•	The Committee made no changes to base salaries.

As a result, total compensation as shown in our 2011 Summary Compensation Table (set forth following the Compensation Discussion and Analysis later in this Proxy Statement) for both our CEO and COO decreased significantly in 2011.

The SEC calculation of total compensation, as shown in the 2011 Summary Compensation Table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives for a particular fiscal year. To supplement the SEC-required disclosure, we have included an additional table below, which shows compensation as determined under SEC rules supplemented with an additional column to reflect compensation actually realized by the executive for the fiscal year. These amounts are reported gross W-2 income, adjusted for cash bonuses that were paid in a different year than the year earned.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Pension / Nonqualified Deferred ($)	All Other ($)	Total Compensation ($)	Total Realized Compensation* ($)
Larry A. Mizel,	2011	$1,000,000	N/A	$1,908,000	N/A	N/A	$1,442,518	$327,366	$4,677,884	$1,735,000
Chairman and CEO	2010	$1,000,000	N/A	$2,076,600	$1,748,997	$2,500,000	$1,515,146	$365,660	$9,206,403	$4,431,000
	2009	$1,000,000	N/A	$1,996,800	$2,102,526	$2,500,000	$1,289,349	$217,522	$9,106,197	$3,891,000

David D. Mandarich, President and COO	2011	$ 830,000	N/A	$1,908,000	N/A	N/A	$1,738,611	$224,342	$4,700,953	$1,410,000
	2010	$ 830,000	N/A	$2,076,600	$1,748,997	$2,500,000	$1,658,254	$191,236	$9,005,087	$4,145,000
	2009	$ 830,000	N/A	$1,996,800	$2,102,526	$2,500,000	$1,403,522	$129,771	$8,962,619	$3,466,000

*

Amounts shown as Total Realized Compensation differ substantially from the compensation determined under SEC rules and reported as total compensation in the 2011 Summary Compensation Table. Total Realized Compensation is not a substitute for SEC total compensation. See the reconciliation of amounts reported as Total Realized Compensation and amounts reported as SEC total compensation in the Annex at page 57 of this Proxy Statement. For more information on total compensation as calculated under SEC rules, see the notes and information accompanying the 2011 Summary Compensation Table set forth at page 43 of this Proxy Statement.

The table above shows that the amount of compensation realized by the CEO and COO in each of the past three years is significantly less that the total compensation reported under SEC rules. In addition, the Total Realized Compensation decreased significantly for the CEO and COO from 2010 to 2011, as illustrated below:

The Compensation Committee believes that an evaluation of Total Realized Compensation is an important part of its overall evaluation of executive compensation as it provides a view of how its overall compensation program translates into compensation actually realized by the executive officers for each year.

The reduction in 2011 compensation for the CEO and COO occurred largely because the Company did not achieve their 2011 Performance Goal under the Performance-Based Plan, which primarily was designed to reward improvements to the Company’s full year 2011 income statement. This reduction in compensation should not be misunderstood as reflecting negatively on the performance of the Company’s CEO and COO, who, the Committee believes, have performed commendably in the face of historically difficult economic challenges in the industry, as evidenced, in part, by the following achievements:

•

During 2011, our CEO and COO successfully employed four core strategies to drastically improve the Company’s operating results, with a goal of returning to profitability in 2012. These strategies included: (1) increasing our community count, (2) reducing our general and administrative expenses, (3) evaluating and improving our sales process and organization, and (4) reducing our capital costs.

•

In the fourth quarter of 2011, excluding debt extinguishment and land-related charges, the Company achieved pre-tax profitability for the first time in five years (a $19 million year-over-year improvement) (see the reconciliation in the Annex at page 57 of this Proxy Statement).

•	The Company continued to maintain an exceptionally strong balance sheet in 2011, with cash and investments exceeding total debt by $70 million at the end of 2011.

The foregoing achievements were not compensable under the performance objectives established for the 2011 Performance Goal. However, the Committee redesigned executive compensation for 2012 to provide the CEO and COO the opportunity to earn bonus and stock option awards in the future.

v

2012 Executive Compensation

Significant modifications to our executive pay and compensation governance have been established for 2012 based on, among other things, input from our shareholders and the advice of the Compensation Committee’s independent compensation consultant. Some of the more important changes include the following:

Past Compensation Practice	Change for 2012
The Compensation Committee had not previously engaged an independent compensation consultant.	The Compensation Committee has engaged an independent compensation consultant to assist it in assessing market practices and in matters of plan design.
The annual bonus was earned under the Performance Goal of the Performance-Based Plan if any one of the underlying objectives were achieved.

We redesigned the performance linkage by establishing four Performance Objectives using key performance metrics each of which comprise a ratable portion of the potential bonus payout. We established a condition precedent of profitability as a “gate” for any bonus payment to be paid.

The annual bonus under the Performance-Based Plan could be paid-out based on an Adjusted Pre-Tax Return on Stockholders’ Equity goal with no cap.

We redesigned the 2012 annual incentive under the Performance-Based Plan, subject to shareholder approval, by deleting the Return on Stockholders’ Equity Goal and providing a target payout under the Performance Goal at 1.75 times CEO base salary and a cap at 3.5 times CEO base salary.

The award of stock options to the CEO and COO was discretionary and time vested.	The award of stock options to CEO and COO are performance based.
There was no express authority for the Compensation Committee to exercise negative discretion regarding the Performance Goal under the Performance-Based Plan.	The Performance-Based Plan now expressly authorizes the Compensation Committee to exercise negative discretion with respect to the Performance Goal.
The employment agreements for the CEO and COO provided for a single trigger on change of control provisions, to pay out cash and vest equity awards.	The cash portion of CEO and COO change of control provision has been modified to a double trigger requiring both a change-of-control and a material change, in keeping with industry practice.
The relationship between specific Company performance goals and the amounts of incentive compensation paid to executives was not always clear.

The Compensation Committee has created comprehensive and tiered performance goals for the CEO and COO on both the potential 2012 incentive bonus and long-term performance based stock option grants that could vest through 2014. The relationship between specific goals to be reached for specific amounts paid is now clear.

There were no formalized share ownership guidelines for executive officers.	New equity ownership guidelines have been adopted: CEO & COO – 5x base salary; All other executive officers – 1x base salary.

Based on the 2011 executive compensation that was determined and the 2012 executive compensation described in this Proxy Statement, the Board of Directors is seeking shareholder approval of the Fourth Amendment to the Company’s Performance-Based Plan, as well as an affirmative non-binding vote on the compensation of the Company’s named executive officers.

M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

To Our Shareholders:

The 2012 Annual Meeting of Shareholders (the “Meeting”) of M.D.C. Holdings, Inc. (the “Company”) will be held at 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado, on Monday, May 21, 2012, at 10:00 a.m., Mountain Time. Only shareholders of record at the close of business on March 23, 2012, the record date, will be entitled to vote. At the Meeting, we plan to consider and act upon the following matters:

1.	the election of Raymond T. Baker and David E. Blackford as Class III Directors for three-year terms expiring in 2015;

2.	approval of an amendment to the Company’s Amended Executive Officer Performance-Based Plan;

3.	a non-binding advisory vote to approve the compensation of our named executive officers disclosed in this proxy statement; and

4.	approval of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

And such other business as properly may come before the Meeting and any postponements or adjournments thereof.

Our Board of Directors recommends that you vote FOR all Proposals.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 21, 2012:

The Proxy Statement, CEO Letter and the Annual Report on Form 10-K are available at:

www.RRDEZProxy.com/2011/MDCHoldingsInc

Management and the Board of Directors desire to have maximum representation at the Meeting and request that you vote promptly, even if you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Joseph H. Fretz Secretary

Denver, Colorado

April 2, 2012

M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2012

GENERAL INFORMATION

Why am I receiving these materials?

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of M.D.C. Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at our principal executive offices, 4350 South Monaco Street, 6th Floor, Assembly Room, Denver, Colorado 80237, on Monday, May 21, 2012, at 10:00 a.m., Mountain Time, and any postponements or adjournments thereof. The record date for determining Shareholders entitled to vote at the Meeting is March 23, 2012 (the “Record Date”). The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Our shareholders are invited to attend the meeting and are encouraged to vote on the matters described in this Proxy Statement.

How are the proxy materials being delivered?

As we did last year, we are utilizing the rules of the Securities and Exchange Commission (“SEC”) that allow us to deliver proxy materials to our Shareholders on the Internet. Under these rules, we are sending most of our Shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of proxy materials. If you receive the Notice, you will not receive printed copies of the proxy materials unless you specifically request them. Instead, the Notice tells you how to access and review on the Internet all of the important information contained in the proxy materials. The Notice also tells you how to vote your proxy card on the Internet and how to request a printed copy of our proxy materials. We expect to mail, or provide the Notice and electronic delivery of, this Proxy Statement, the proxy card and the Notice of Annual Meeting (the “Proxy Materials”) on or about April 4, 2012.

The Company’s 2011 Annual Report on Form 10-K, which includes the Company’s 2011 audited financial statements, and a CEO letter accompany these Proxy Materials. Except to the extent expressly referenced in this Proxy Statement, the Annual Report is not incorporated into this Proxy Statement.

Who is paying for this proxy solicitation?

The Company will pay the cost of solicitation. The Company also will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares. In addition to the original solicitation of proxies, solicitations may be made in person, by telephone or by other means of communication by Directors, officers and employees of the Company, who will not be paid any additional compensation for these activities.

We have retained the services of Alliance Advisors, LLC to solicit proxies. We will pay all reasonable costs associated with such firm, which we anticipate will not exceed $18,000 plus costs and expenses.

Who is entitled to vote at or attend the Annual Meeting?

Holders of shares of the Company’s common stock, $.01 par value (the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. All shareholders of record and beneficial owners wishing to attend the Meeting must bring with them a government issued picture identification of themselves and check in at the registration desk at the meeting. Beneficial owners must also bring proof of ownership as described below. Attendees must comply with the rules of conduct available at the registration desk. A list of shareholders of record entitled to vote at the Meeting will be available for examination by any shareholder at the Meeting and for ten days prior to the Meeting at our principal executive offices.

Shareholders of Record.  If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owners.  If, on the Record Date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other nominee (commonly referred to as being held in “street name”), or through our 401(k) savings plan, you are the beneficial owner of those shares. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a valid legal proxy from your broker or other nominee and bring the legal proxy to the annual meeting. (Legal proxies are not available for shares held through our 401(k) savings plan; you must vote those shares as provided below.) If you want to attend the annual meeting, but not vote at the annual meeting, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date.

How do I vote my shares?

By Telephone or the Internet.  Shareholders can vote their shares via telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 20, 2011. (Participants in our 401(k) savings plan have an earlier deadline – see below.)

By Mail.  Shareholders who requested a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanied the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Beneficial Shareholders (shares held in street name) may vote by mail by requesting a paper proxy card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from their broker or other agent, and then completing, signing and dating the voting instruction card provided by the broker or other agent and mailing it in the pre-addressed envelope provided.

401(k) Savings Plan.  If your shares are held through our 401(k) savings plan, you will receive the Notice of Internet Availability of Proxy Materials, or copies of the Proxy Materials, and you are entitled to instruct the plan trustee how to vote the shares allocated to your account following the instructions described above. You must provide your instructions no later than 11:59 p.m., Eastern Time, on May 15, 2012.

At the Meeting.  Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and you bring the legal proxy to the Annual Meeting.

What if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice, you hold shares in more than one name or shares in different accounts. To ensure that all of your shares are voted, you will need to vote separately by telephone or the Internet using the specific control number contained in each Notice that you receive.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy before the Meeting. You can do this by casting a later proxy through any of the available methods described above. If you are a shareholder of record, you can also revoke your proxy by delivering written notice of revocation to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other agent.

How are votes counted?

Shares of Common Stock represented by properly executed proxy cards, or voted by proxy by telephone or the Internet, and received in time for the Meeting will be voted in accordance with the instructions specified in the proxies. Unless contrary instructions are indicated in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement and FOR all of the other proposals. If you grant a proxy (other than for shares held in our 401(k) savings plan), either of the officers named as proxy holders, Michael Touff and Joseph H. Fretz, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting or at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder may vote your proxy for another candidate or other candidates nominated by our Board.

The trustee of the 401(k) savings plan is authorized to vote the shares of Common Stock allocated to participant accounts as instructed by the participants. If the 401(k) trustee does not receive voting instructions from a participant, or if instructions are not received in a timely fashion, the trustee will vote the participant’s shares of Common Stock in the same proportions as the participants who affirmatively directed their shares of Common Stock to be voted, unless the plan administrator determines that a pro rata vote would be inconsistent with its fiduciary duties under the Employee Retirement Income Security Act (“ERISA”). If the plan administrator makes such a determination, the trustee will vote the Common Stock as the plan administrator determines is consistent with its fiduciary duties under ERISA.

The inspector of elections designated by the Company will use procedures consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

What are the voting requirements?

Each share of Common Stock issued and outstanding on the Record Date, other than shares held by the Company or a subsidiary, is entitled to one vote on each matter presented at the Meeting. As of the Record Date, approximately 47,981,000 shares of Common Stock were issued, outstanding and entitled to vote.

The Company’s By-Laws provide that the holders of one-third of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for transacting business at the Meeting. Shareholders who are present in person or represented by proxy, whether they vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, described below, also will be counted as present for purposes of determining whether a quorum exists.

The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting will be required for the election of a nominee to the Board of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting is necessary for approval of the amendment to the Company’s Amended Executive Officer Performance-Based Plan and for advisory approval of the executive compensation practices disclosed in this proxy statement. Because your vote on executive compensation is advisory, it will not be binding upon the Company. To be approved, the proposal to approve the appointment of the Company’s auditor must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

Rules of the New York Stock Exchange (“NYSE”) determine whether NYSE member organizations (“brokers”) holding shares for an owner in street name may vote on a proposal without specific voting instructions from the owner. For certain types of proposals, the NYSE has ruled that that the “broker may vote” without specific instructions and on other types of proposals the “broker may not vote” without specific client instructions. A “broker non-vote” occurs when a proxy is received from a broker and the broker has not voted with respect to a particular proposal. The proposal to approve the selection of the auditor is a “broker may vote” matter under the rules of the NYSE. As a result, brokers holding shares for an owner in street name may vote on the proposal even if no voting instructions are provided by the beneficial owner. The proposals to elect directors, for approval of the amendment to the Company’s Amended Executive Officer Performance-Based Plan and for advisory approval of executive compensation practices are “broker may not vote” matters. As a result, brokers holding shares for an owner in street name may vote on these proposals only if voting instructions are provided by the beneficial owner.

The following table reflects the vote required for the proposals and the effect of broker non-votes, withhold votes and abstentions on the vote, assuming a quorum is present at the Meeting:

Proposal	Vote Required	Effect of Broker Non-Votes, Withhold Votes and Abstentions

1. Election of Directors	The two nominees who receive the most votes will be elected.	Broker non-votes and withhold votes have no legal effect.

2. Approval of amendment to Performance-Based Plan	Affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.	Broker non-votes have no legal effect; abstentions have the same effect as a vote against the proposal.

3. Advisory vote to approve executive compensation (Say on Pay)	Affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.	Broker non-votes have no legal effect; abstentions have the same effect as a vote against the proposal.

4. Selection of Auditor	Affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.	Broker non-votes have no legal effect; abstentions have the same effect as a vote against the proposal.

Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If any other proposals are properly presented to the shareholders at the Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and our By-Laws, the number of votes required to approve a proposal is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. The proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this Proxy Statement that is properly presented to the Shareholders at the Meeting and any adjournments or postponements thereof. The persons named as proxies on the proxy card are Michael Touff, the Company’s Senior Vice President and General Counsel, and Joseph H. Fretz, the Company’s Secretary and Corporate Counsel.

HOUSEHOLDING OF PROXY MATERIALS

The broker, bank or other nominee of any shareholder who is a beneficial owner, but not the record holder, of the Company’s Common Stock may deliver only one copy of the proxy related materials to multiple Shareholders sharing an address (a practice called “householding”), unless the broker, bank or nominee has received contrary instructions from one or more of the Shareholders.

In addition, with respect to Shareholders of record, in some cases, only one copy of the proxy related materials may be delivered to multiple Shareholders sharing an address, unless the Company has received contrary instructions from one or more of the Shareholders. Upon written or oral request, the Company will deliver free of charge a separate copy of each of the proxy related materials, as applicable, to a shareholder at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of such materials in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: M.D.C. Holdings, Inc., telephone number: (303) 773-1100, Attn: Corporate Secretary, 4350 South Monaco Street, Suite 500, Denver, CO 80237.

CORPORATE GOVERNANCE

Director Independence

Each of Messrs. Raymond T. Baker, Michael A. Berman, David E. Blackford, Steven J. Borick, Herbert T. Buchwald and David Siegel are independent. NYSE listing standards require that the Board of Directors be comprised of a majority of independent directors. SEC rules and NYSE listing standards require that audit committees be comprised solely of independent directors. NYSE listing standards also require that corporate governance/nominating committees and compensation committees be comprised solely of independent directors.

Under the NYSE listing standards, no director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board has adopted categorical standards to assist in determining whether a director of the Company (“Director”) is independent. The standards are available on the investor relations section of Company’s website, www.mdcholdings.com.

The Company’s Board of Directors has determined the independence of Directors based on a review conducted by the Corporate Governance/Nominating Committee. This determination included consideration of the Company’s investment in corporate fixed-income securities offered by Zions Bancorporation, of which Mr. Blackford is an officer, and the deposit accounts the Company maintained at two of Zions’ subsidiary banks. For 2011, the Company’s interest income from these investments was less than 0.1% of Zions’ total consolidated interest and non-interest income, and Mr. Blackford had no direct or indirect material interest in the investment transactions.

The Board determined that each of Messrs. Raymond T. Baker, Michael A. Berman, David E. Blackford, Steven J. Borick, Herbert T. Buchwald and David Siegel have no material relationship with the Company, each is independent under the NYSE listing standards and each meets the foregoing standards of Director independence adopted by the Board. The Board also determined that each of Messrs. Baker, Berman, Blackford, Borick, Buchwald and Siegel meets the independence standards for Audit Committee membership under the rules of the SEC and the standards adopted by the Board of Directors, and that each is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Section 162(m) regulations.

Frequent Meetings of the Board of Directors and Board Committees

The Board of Directors and the Audit Committee generally hold regular monthly meetings and additional meetings as necessary. The other Board committees also hold frequent meetings, as may be necessary. In 2011, the Board, the Audit Committee, the Compensation Committee, the Corporate Governance/Nominating Committee and the Legal Committee held 17, 12, 10, 5 and 8 meetings, respectively. In 2010, they held 14, 13, 8, 7 and 10 meetings, respectively, and in 2009, they held 15, 13, 10, 6 and 10 meetings, respectively.

Asset Management Committee

The Company has in place an Asset Management Committee (“AMC”). Currently, the AMC consists of three committees (for reviewing real estate and corporate transactions), each including at least one member of our senior management. The AMC generally meets weekly to review all proposed real estate transactions and other proposed non-real estate transactions at or above certain thresholds. Transactions that exceed certain thresholds also are reviewed by an executive committee of senior officers and the Board of Directors.

Lead Director

The Board has designated Herbert T. Buchwald, an independent member of the Board, as Lead Director. Mr. Buchwald is the Chairman of the Audit Committee, a member of the Compensation, Legal and Corporate Governance/Nominating Committees, and is the Company’s Audit Committee Financial Expert. Among other responsibilities, the Lead Director advises the Chairman of the Board as to the quality, quantity and timeliness of the flow of information to permit the independent Directors to effectively and responsibly perform their duties, assists in providing effective corporate governance in the management of the affairs of the Board and the Company, advises the Chairman as to an appropriate schedule of Board and Committee meetings, provides input as to meeting agendas and topics, coordinates and provides guidance to the committee chairmen and independent Directors in the performance of their duties, coordinates the agenda for and presides at executive sessions of the independent Directors, facilitates the process of conducting Committee and Board self-evaluations, acts as a liaison between the independent Directors and the Chairman of the Board, as deemed necessary, and performs such other responsibilities as may be delegated to the Lead Director by the Board from time to time.

Corporate Governance/Nominating Committee

The Board of Directors has established a Corporate Governance/Nominating Committee, consisting of Messrs. Buchwald, Berman and Blackford, who serves as its Chairman. Each member of the committee is independent as defined in the listing standards of the NYSE. The organization, functions and responsibilities of the committee are described in the Corporate Governance/Nominating Committee charter, which is posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com. See also “Information Concerning the Board of Directors” below.

Corporate Governance Guidelines

Upon the recommendation of the Corporate Governance/Nominating Committee, the Board of Directors adopted a set of corporate governance guidelines to implement requirements of the NYSE. These guidelines, as amended, are posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com.

Equity Ownership Guidelines for Non-Employee Directors and for Executive Officers

In order to evidence the financial alignment of the Company’s Directors with the interests of the Company’s Shareholders, the Corporate Governance/Nominating Committee and the Board of Directors have established Equity Ownership Guidelines for Directors who are not employees of the Company. Under these guidelines, each Director is encouraged to acquire and maintain ownership of Common Stock with an acquisition value, measured at the time of acquisition, of not less than ten times the annual amount of the retainer paid for serving on the Board of Directors. The annual amount of the retainer currently is $48,000 resulting in a current stock ownership goal of $480,000 for those Directors who have not previously achieved the goal. The Directors who have not yet achieved the goal have agreed, upon their future exercise of stock options, to retain the shares they acquire net of the exercise price and taxes. All Directors are in compliance with the Guidelines. Five of the six non-employee Directors have not attained the stock ownership goal.

The Company’s executive officers as a group have historically maintained a very high level of ownership of Company stock, especially when compared against other companies in the homebuilding industry. For example, Messrs. Mizel, Mandarich and Touff beneficially own shares totaling approximately 24% of the Company’s shares. See Beneficial Ownership of Common Stock – Ownership of Directors and Officers, below. Nonetheless, in response to feedback received from the investor community, the Company has recently adopted equity ownership guidelines for executive officers in order to expressly evidence their financial alignment with the interests of the shareholders of the Company. Under the new guidelines, each executive officer is encouraged to acquire and maintain ownership of Common Stock of the Company having an acquisition value of not less than the following multiple of the executive officer’s base annual salary:

Executive Officer	Multiple
CEO	5X
COO	5X
All Others	1X

To expedite achievement of the goal set forth above, each executive officer who has not yet achieved the goal agrees to retain the shares they acquire through restricted stock awards and the future exercise of employee stock options net of taxes and any option exercise price. Messrs. Mizel, Mandarich and Touff have achieved the stock ownership goal. Mr. Stephens, although he has not yet attained the stock ownership goal, is in compliance with the guidelines.

Regularly Scheduled Executive Sessions of Non-Management Directors

The Company’s corporate governance guidelines provide for the non-management Directors to meet at regularly scheduled executive sessions without management present. All six of the Company’s non-management directors are independent, as discussed above. The Lead Director presides at the executive sessions. In 2011, four executive sessions were held.

Communications with the Board of Directors

Shareholders and other interested parties may contact the independent Directors and the Board of Directors by using the procedures established by the Audit Committee for receipt of complaints and concerns regarding accounting or auditing matters. These procedures are posted under the corporate governance documents in the investor relations section of the Company’s website, www.mdcholdings.com. Alternatively, communications may be sent directly to Mr. Blackford, Chairman of the Corporate Governance/Nominating Committee, at 1900 Main Street, 2nd Floor, Irvine, CA 92614. Any communications received by the Company’s compliance committee, which come within the purview of a Board committee and/or the Board, will be forwarded to the committee chair or the Lead Director, as applicable.

Committee Charters

Upon the recommendations of the Audit Committee and the Compensation Committee, respectively, the Board of Directors has adopted re-stated charters for those committees, designed to comply with the applicable requirements of the amended NYSE listing standards and SEC regulations. The Board of Directors also has adopted a charter for the Corporate Governance/Nominating Committee and a re-stated charter for the Legal Committee. These charters are posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com.

Corporate Code of Conduct

For many years, the Company has had in place a Corporate Code of Conduct designed to provide that all persons associated with the Company, including employees, officers and Directors, follow the Company’s compliance program and legal and ethical obligations and conduct themselves accordingly. The Corporate Code of Conduct includes, among other things, a code of ethics for senior financial officers and Audit Committee complaint procedures, as required by the Sarbanes-Oxley Act of 2002 and SEC regulations. The Corporate Code of Conduct, the code of ethics for senior financial officers and the Audit Committee complaint procedures for handling confidential complaints regarding accounting or auditing matters are posted under the corporate governance documents on the investor relations section of the Company’s website, www.mdcholdings.com.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Ownership of Directors and Officers

Certain information, as of March 23, 2012, the Record Date, with respect to Common Stock beneficially owned by the Company’s named executive officers, the nominees for election as Directors and the current Directors of the Company, furnished in part by each such person, appears below (unless stated otherwise, the named beneficial owner possesses the sole voting and investment power with respect to such shares):

Name of Executive Officer/Director	Number of Shares of Common Stock Owned Beneficially [1]		Percent of Class [2]
Raymond T. Baker	-		*
Michael A. Berman	150,000		*
David E. Blackford	179,000		*
Steven J. Borick**	175,500		*
Herbert T. Buchwald	269,523		*
David D. Mandarich	4,259,806		8.7%
Larry A. Mizel	7,781,975	[3]	15.8%
David Siegel	75,000		*
John M. Stephens	10,000		*
Michael Touff	291,453		*
Vilia Valentine (former officer)	1,625		*
All current executive officers and Directors as a group (10 persons)	13,192,257		25.7%

*	Represents less than one percent of the shares of Common Stock outstanding and entitled to vote.

**	Mr. Borick’s term expires just prior to the Meeting and he is not standing for re-election.

[1]

Includes, where applicable, shares of Common Stock owned by related individuals or entities over whose shares such person may be deemed to have beneficial ownership. Also includes the following shares of Common Stock subject to options that are exercisable or become exercisable within 60 days of the Record Date at prices ranging from $21.39 to $78.89 per share: Michael A. Berman 150,000; David E. Blackford 175,000; Steven J. Borick 175,000; Herbert T. Buchwald 252,575; David D. Mandarich 1,223,127; Larry A. Mizel 1,223,127; David Siegel 75,000; Michael Touff 157,600; and Vilia Valentine 1,625. As a group, the executive officers and Directors had the right to acquire within 60 days of the Record Date by the exercise of options an aggregate of 3,431,429 shares of Common Stock.

[2]

The percentage shown is based on the number of shares of Common Stock outstanding and entitled to vote as of the Record Date. All shares of Common Stock that the person or group had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person or group.

[3]	Mr. Mizel has sole voting power and sole investment power over 1,446,545 shares and shared voting power and shared investment power over 6,335,430 shares.

Ownership of Certain Beneficial Owners

The table below sets forth information with respect to those persons (other than the officers/directors listed above) known to the Company, as of the Record Date, to have owned beneficially 5% or more of the outstanding shares of Common Stock. The information as to beneficial ownership is based upon statements filed by such persons with the SEC under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially		Percent of Class [1]
FMR LLC 82 Devonshire Street Boston, MA 02109	5,879,277	[2]	12.3%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,282,726	[3]	8.9%

Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	3,733,884	[4]	7.8%

State Street Corporation One Lincoln Street Boston, MA 02111	2,922,122	[5]	6.1%

[1]	The percentage shown is based on the number of shares outstanding and entitled to vote as of the Record Date.

[2]

Schedule 13G/A filed with the SEC on February 14, 2012 disclosed that: FMR LLC has sole power to vote 1,430,122 shares and the sole power to dispose of 5,879,277 shares; Edward C. Johnson 3d has the sole power to dispose of 5,879,277 shares; Fidelity Management & Research Company is the beneficial owner of 4,449,155 shares; Fidelity Small Cap Value Fund owns 2,424,300 shares; Edward C. Johnson 3d and FMR LLC each has sole power to dispose of 4,449,155 shares; and Strategic Advisers, Inc. owns 1,430,122 shares.

[3]	Schedule 13G/A filed with the SEC on February 9, 2012 disclosed that: BlackRock, Inc. has sole voting power and sole dispositive power over 4,282,726 shares.

[4]

Schedule 13G filed with the SEC on February 14, 2012 disclosed that: Janus Capital Management LLC has shared voting power and shared dispositive power over 3,733,884 shares; and Perkins Mid Cap Value Fund has sole voting power and sole dispositive power over 2,700,270 shares.

[5]	Schedule 13G filed with the SEC on February 9, 2012 disclosed that: State Street Corporation has shared voting power and shared dispositive power over 2,922,122 shares.

No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which, at a subsequent date, may result in a change in control of the Company.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for three classes of Directors with staggered terms of office, to be divided as equally as possible. Directors of each class serve for terms of three years until election and qualification of their successors or until their resignation, death, disqualification or removal from office. After twenty-five years of service to the Company as a Director, Stephen J. Borick, a Class III Director, has elected not to stand for re-election due to increased work demands outside of the Company that preclude his continued service. Immediately preceding the Meeting the authorized size of our Board will be reduced to seven members, consisting of two Class III Directors whose terms expire in 2012, three Class I Directors whose terms expire in 2013 and two Class II Directors whose terms expire in 2014.

At the Meeting, two Class II Directors are to be elected to three-year terms expiring in 2015. The nominees for the Class II Directors are Raymond T. Baker and David E. Blackford. All of the nominees presently serve on the Board of Directors of the Company, Mr. Baker having been appointed in January 2012. Mr. Baker was brought to the attention of the Corporate Governance/Nominating Committee by a non-management director. Based on the recommendation of the Corporate Governance/Nominating Committee, the Board approved the nomination of Mr. Baker and Mr. Blackford for election as Class III Directors.

Unless otherwise specified, proxies will be voted FOR the election of Mr. Baker and Mr. Blackford. Management and the Board of Directors are not aware of any reasons that would cause either Mr. Baker or Mr. Blackford to be unavailable to serve as Directors. If either of them become unavailable for election, discretionary authority may be exercised by the proxy holders named in the proxy to vote for a substitute candidate or candidates nominated by the Board of Directors.

The Board of Directors recommends a vote FOR the election of Mr. Baker and Mr. Blackford as Directors.

Certain information, as of March 23, 2012, the Record Date, with respect to Mr. Baker and Mr. Blackford, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

Name	Age	Positions and Offices with the Company and Other Principal Occupations
NOMINEES:
		Class III Terms Expire in 2012

Raymond T. Baker	61	President of Gold Crown Management Company and Co-Director of the Gold Crown Foundation

David E. Blackford	63	President, Chief Executive Officer and Chairman of the Board of California Bank & Trust

CONTINUING DIRECTORS:
		Class I Terms Expire in 2013

Michael A. Berman	61	Chairman, Applied Capital Management

Herbert T. Buchwald	81	Principal in the law firm of Herbert T. Buchwald, P.A. and President and Chairman of the Board of Directors of BPR Management Corporation

Larry A. Mizel	69	Chairman of the Board of Directors and Chief Executive Officer of the Company

		Class II Terms Expire in 2014

David D. Mandarich	64	President and Chief Operating Officer of the Company

David Siegel	55	Partner, Irell & Manella LLP

Other Information Relating to Directors

The following is a brief description of the business experience during at least the past five years of each nominee for the Board of Directors of the Company and each of the continuing members of the Board. Their experience, qualifications, attributes or skills, set forth below, have led to the conclusion that each person should serve as a director, in light of the registrant’s business and structure.

None of the business organizations identified below (excluding the Company and HomeAmerican Mortgage Corporation) are affiliates of the Company. Other than for Mr. Baker, who was a director of Central Parking Corporation from February 2004 until May 2007, none of the continuing directors or director nominees holds, or has held during the past five years, any directorship in any company with a class of securities registered pursuant to Section 12 of the Exchange Act, subject to the requirements of Section 15(d) of the Exchange Act or registered as an investment company under the Investment Company Act of 1940.

Raymond T. Baker has served as President of Gold Crown Management Company, a real estate asset management company from 1974 to present. He is the founder and has served as Co-Director of the Gold Crown Foundation since 1986. He also is a member of the Board of Directors of Alpine

Banks of Colorado, Steele Street State Bank & Trust, and Land Title Guarantee Company. Mr. Baker is currently serving as Chairman of the Board of the Denver Metropolitan Major League Baseball Stadium District and Chairman of the Board of the Metropolitan Football Stadium District (Denver). From February 2004 until May 2007, he served as a director of Central Parking Corporation. Mr. Baker was appointed to the Company’s Board of Directors in January 2012. He has over thirty-five years experience in the real estate and banking industries. His experience and knowledge of the real estate and banking industries directly complement and support the Company’s real estate activities and the financing of those activities.

Michael A. Berman has over thirty years experience in the financial services industry. He is a member of Applied Capital Management, a private investment management firm located in Scottsdale, Arizona, and has served as its chairman from 2002 to date. From 2005 to 2006, he also served as the chief executive officer of First Ascent Capital, a financial services firm located in New York. From July 2006 until December 2008, he served as president and chief executive officer of Real Estate Equity Exchange, Inc. (Rex & Co.), a financial services firm located in San Francisco, California. From January 1990 to March 1999, Mr. Berman was employed by The Nomura Securities Co., Ltd. (Tokyo) group of companies, where he held several senior executive positions, including that of President and CEO of Nomura Holding America Inc. and Chairman of Capital America, Nomura’s commercial real estate lending subsidiary. In April 2006, Mr. Berman became a Director of the Company and, in September 2006, he was appointed a director of HomeAmerican Mortgage Corporation (“HomeAmerican”), the Company’s wholly owned mortgage lending subsidiary. Mr. Berman currently is the Chairman Pro Tem of the Compensation Committee and a member of the Audit and Corporate Governance/Nominating Committees. Mr. Berman’s experience as a senior executive in corporate finance, in general, and the residential mortgage market, in particular, provide the Company with a valuable resource.

David E. Blackford has over 35 years experience in the banking industry. He was employed by California Bank & Trust, a leading California banking institution, between 1998 and 2001 as managing director, serving on the board of directors and the Senior Loan Committee for Real Estate Finance. In May 2001 he was appointed chairman, president and chief executive officer of that bank, positions he currently holds. He also is an executive vice president of Zions Bancorporation, the parent company of CB&T. Prior to 1998, he served as an executive officer in several financial institutions, including Bank One and Valley National Bank. He joined the Company’s Board of Directors in April 2001. Mr. Blackford currently is the Chairman of the Corporate Governance/Nominating Committee and a member of the Audit Committee. His experience and knowledge of historic and current institutional real estate lending practices, the regulatory process and the volatility of the credit markets provide a unique perspective to the Board.

Herbert T. Buchwald is a principal in the law firm of Herbert T. Buchwald, P.A. and president and chairman of the board of directors of BPR Management Corporation, a property management company located in Denver, Colorado, positions he has held for more than the past five years. Mr. Buchwald has been engaged in the acquisition, development and management of residential and commercial real estate in Florida, New Jersey and Colorado, through both publicly and privately held ventures for more than forty years. As an attorney, he has been admitted to practice before federal and state trial and appellate courts in Florida and Colorado. In addition, he holds an accounting degree and formerly was a practicing Certified Public Accountant. He has been a member of the Company’s Board of Directors since March 1994. Since March 2007, he has served as the Lead Director and he is a member of the Compensation, Legal and Corporate Governance/Nominating Committees and the Chairman of the

Audit Committee. The combination of his knowledge, experience and skills provide the Company with strong oversight of accounting, financial, regulatory and legal matters, as well as the operation of the Company’s real estate businesses.

David D. Mandarich has been associated with the Company since 1977. He was elected President and Chief Operating Officer of the Company in June 1999, a position he currently holds. He previously had been elected Chief Operating Officer in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993. He was a Director from September 1980 until April 1989, and has been a Director continuously since March 1994. A skilled and experienced leader in the homebuilding industry, Mr. Mandarich provides the Board with the benefit of his judgment and his knowledge and understanding of the Company’s homebuilding business and operations.

Larry A. Mizel founded the Company in 1972 and has served as a Director and Chairman of the Board since its inception. He was appointed Chief Executive Officer of the Company in 1988, a position he currently holds. Mr. Mizel has provided the Company with leadership and judgment, serving as the Chief Executive Officer and Chairman of the Board of Directors, and working to further the long-term interests of the Company’s Shareholders. One of the most experienced leaders in the homebuilding industry, his knowledge and foresight provides the Board with invaluable guidance.

David Siegel has been a partner in the law firm of Irell & Manella LLP for more than twenty years, where he leads that firm’s securities litigation practice and formerly was the firm’s Managing Partner. Mr. Siegel’s law practice, for which he is nationally recognized, is concentrated on securities class actions, corporate governance, risk management and SEC reporting standards. Mr. Siegel has chaired and is a frequent speaker at various seminars on securities litigation, class actions, and trial techniques. He has been named by his peers as one of the “Best Lawyers in Commercial Litigation” in The Best Lawyers in America guide. Mr. Siegel has been a member of the Company’s Board of Directors since June 2009. Effective February 27, 2012, he was appointed to the Legal Committee. Mr. Siegel’s knowledge and experience in corporate governance matters provide the Company with significant guidance and oversight.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

During 2011, the Board of Directors held 12 regularly scheduled meetings and five special meetings. The Directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. In 2011, all of the Company’s Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they served. Directors are expected to attend the Company’s annual meeting of Shareholders and, to facilitate their attendance, annual meetings typically are scheduled the same day as a monthly Board meeting. In 2011, all of the Directors attended the Annual Meeting.

Board Leadership and Risk Oversight

Larry A. Mizel serves as Chairman of the Board of Directors and the Chief Executive Officer of the Company. Mr. Mizel, who founded our Company, has served for 40 years and is the largest shareholder of the Company. He provides effective leadership and guidance as the Chairman in the development of the Company’s risk profile, pursuit of its strategic goals and recognition of business opportunities that present themselves.

Herbert T. Buchwald serves as the Company’s independent Lead Director. The independent Lead Director presides at the executive sessions of the independent directors and his authority also includes advising the Chairman as to an appropriate schedule of Board and Committee meetings, providing the Chairman of the Board with input as to the preparation of the agendas and topics to be considered at the Board and Committee meetings, coordinating the activities of the various Committees of the Board, advising the Chairman as to the quality, quantity and timeliness of the flow of information from management; and coordinating and developing the agenda for executive sessions of the Board’s non-management directors.

The Board of Directors convenes on a monthly basis and is comprised of a majority of independent directors. This independent majority and our regulatory governance practices, including periodic executive sessions of the independent directors at which the Lead Director presides, provide an effective and independent oversight of management.

Our Board of Directors bears the responsibility for maintaining oversight over the Company’s exposure to risk. The Board, itself and through its Committees, regularly discusses our material risk exposures, the potential impact on the Company and the efforts of management it deems appropriate to deal with the risks that are identified. In meetings with senior management, the director of the internal audit department and the external independent auditors, the Audit Committee reviews regulatory, financial and accounting risk exposure, reserves and the Company’s internal controls. The Corporate Governance/Nominating Committee considers the risks associated with corporate governance with the guidance of corporate and outside counsel. The Compensation Committee, in connection with the performance of its duties, considers risks associated with the elements contained in the Company’s compensation programs. The Legal Committee considers the risks that arise from material litigation, regulatory issues and other legal risks. Our Committees generally report to the Board on a monthly basis.

For the foregoing reasons, the Company has determined that its leadership structure is appropriate given the Company’s specific circumstances, the management of risk and the Board’s administration of its oversight function.

Audit Committee

The Audit Committee of the Board of Directors consists of Messrs. Berman, Blackford and Buchwald, who serves as Chairman. Each member of the Audit Committee is “independent” and “financially literate” in the judgment of the Board of Directors, as defined in the listing standards of the NYSE and the rules of the SEC. In addition, the Board of Directors has determined that Mr. Buchwald is an “audit committee financial expert” as defined by applicable SEC regulations. The Board believes that his experience and qualifications described above under “Other Information Relating to Directors” qualify him to act as the Committee’s audit committee financial expert.

The Audit Committee met 12 times during 2011. The organization, functions and responsibilities of the Audit Committee are described in the restated charter for the Audit Committee, which is posted on the investor relations section of the Company’s website, www.mdcholdings.com. The Audit Committee’s functions include: assisting the Board in its oversight of the Company’s compliance with legal and regulatory requirements, oversight of the Company’s external auditors, review of the Company’s financial statements, review of the annual audit plan and results of the audit, review of any significant modification in accounting policies, oversight of the duties of the Company’s internal audit department and discussion of policies with respect to risk assessment and risk management.

Compensation Committee

The Compensation Committee consists of Messrs. Buchwald and Berman, who serves as Chairman pro tem. During 2011, the Compensation Committee met 10 times. Each member of the committee is independent in the judgment of the Board of Directors, as defined in the listing standards of the NYSE. The Compensation Committee approves executive compensation plans, reviews salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishes salary levels, benefits and other forms of compensation for employees and addresses other compensation and personnel matters as the Board of Directors from time to time may request. The organization, functions and responsibilities of the Compensation Committee are described in the Compensation Committee’s restated charter, which is posted on the investor relations section of the Company’s website, www.mdcholdings.com.

For a discussion of the Company’s compensation philosophy and a description of the Company’s processes and procedures for the consideration and determination of executive and director compensation, see “Compensation Processes and Procedures” and “Compensation Discussion and Analysis” below.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee consists of Messrs. Berman, Buchwald and Blackford, who serves as Chairman. Each member of the committee is independent in the judgment of the Board of Directors, as defined in the listing standards of the NYSE. During 2011, the committee met five times. The organization, functions and responsibilities of the Corporate Governance/Nominating Committee are described in the committee’s charter, which is posted on the investor relations section of the Company’s website, www.mdcholdings.com. The functions of the Corporate Governance/Nominating Committee include development of and recommendations as to corporate governance principles and the Company’s Code of Conduct, identification of individuals qualified to become Board members, the review of Director independence, the selection process for Director nominees and oversight of the self-evaluations of the Board and the Audit, Compensation and Corporate Governance/Nominating Committees.

Procedures for nominating persons for election to the Board are contained in the Company’s By-Laws and, accordingly, those procedures constitute the Company’s policy with regard to the nomination and consideration of Director candidates recommended by Shareholders. The Corporate Governance/Nominating Committee will consider candidates identified by Shareholders following the procedures set forth in the By-Laws. There have been no changes to these procedures in the last year.

The By-Laws provide that nominations of persons for election to the Board of Directors may be made at a meeting of Shareholders by any shareholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in the By-Laws. Specifically, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth in writing:

(a)	as to each person whom the shareholder proposes to nominate for election or re-election as a Director:

(i)	the name, age, business address and residence address of such person,

(ii)	the principal occupation or employment of such person,

(iii)	the class and number of shares of the Company which are beneficially owned by such person and

(iv)

any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934 and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded, and

(b)	as to the shareholder giving the notice:

(i)	the name and record address of the shareholder and

(ii)	the class and number of shares of the Company beneficially owned by the shareholder.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and, if so determined, shall so declare to the meeting and the defective nomination shall be disregarded.

The Corporate Governance/Nominating Committee believes that all candidates for the Board, including candidates recommended by Shareholders, should have experience in appropriate areas and disciplines. While the Committee does not have a specific diversity policy, in identifying director nominees, the Committee considers, in addition to applicable requirements of law and of the NYSE, the diversity of the candidate’s experience and qualifications, including business experience, specific expertise, strength of character, judgment, and other factors deemed appropriate in adding value to the composition of the Board. The Committee considers, and thereby assesses, the diversity of experience and qualifications of the candidate and the Board members when recommending candidates for nomination by the Board. Other than for compliance with the procedures set forth in the By-Laws, there is no difference in the manner in which the Corporate Governance/Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. At such times as may be appropriate, the Corporate Governance/Nominating Committee will lead the search for individuals qualified to become members of the Board, seeking candidates who have diversity of experience and qualifications in appropriate areas and disciplines. The Committee has authority to engage search firms to identify candidates for nomination to the Board.

Legal Committee

In 2011, the Legal Committee consisted of Messrs. Borick and Buchwald, both independent members of the Board of Directors. During that year, the Legal Committee met eight times. Effective February 27, 2012, Mr. Siegel was appointed as an additional member of the Legal Committee. The Legal Committee provides oversight and review of significant legal affairs of the Company, and it has been active in reviewing legal issues affecting the Company’s business with the Company’s inside and outside counsel. The organization, functions and responsibilities of the Legal Committee are described in the committee’s charter, which is posted in the investor relations section of the Company’s website, www.mdcholdings.com.

EXECUTIVE OFFICERS

Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The Board of Directors, after reviewing the functions performed by the Company’s officers, has determined that, for purposes of Item 401 of SEC Regulation S-K, only these officers are deemed to be executive officers of the Company.

The executive officers of the Company hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth under “Election of Directors” above. Biographical information for Messrs. Touff and Stephens is set forth below.

Name	Age	Offices Held as of March 23, 2012
Larry A. Mizel	69	Chairman of the Board of Directors and Chief Executive Officer
David D. Mandarich	64	President, Chief Operating Officer and a Director
Michael Touff	67	Senior Vice President and General Counsel
John M. Stephens	43	Senior Vice President, Chief Financial Officer and Principal Accounting Officer

Michael Touff was elected Senior Vice President and General Counsel of the Company in July 1999, having been elected previously as Vice President and General Counsel in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C. Prior to August 1992, Mr. Touff was an officer in the law firm of Holmes & Starr, a Professional Corporation. Mr. Touff also is an officer, director or both of several of the Company’s subsidiaries.

John M. Stephens was elected Senior Vice President, Chief Financial Officer and Principal Accounting Officer on February 13, 2012. He previously was with Standard Pacific Corp., one of the country’s largest homebuilders, serving as Chief Financial Officer from February 2009 through June 2011, Senior Vice President from May 2007 through June 2011, Corporate Controller from November 1996 through February 2009, and Treasurer from May 2001 until October 2002 and from November 2009 through June 2011. Prior to Standard Pacific, Mr. Stephens was an audit manager with the international accounting firm Arthur Andersen LLP.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE M.D.C. HOLDINGS, INC.

AMENDED EXECUTIVE OFFICER PERFORMANCE-BASED COMPENSATION PLAN

General

In 2008, the shareholders approved the Company’s Amended Executive Officer Performance-Based Compensation Plan (as amended to date, the “Performance-Based Plan” or “Plan”), which provided a fixed percentage bonus compensation opportunity to the Company’s senior executive officers (Messrs. Mizel and Mandarich) based on the Company’s Adjusted Pre-Tax Return on Average Stockholders’ Equity (“Stockholders’ Equity Goal”) or, alternatively, a Performance Goal utilizing a more diverse set of criteria and performance objectives. Based on the advice of its compensation consultant, the Compensation Committee has determined that it would be appropriate in today’s economic environment to utilize a more diverse set of criteria, set forth in the Plan, to establish performance objectives on an annual basis for the Performance Goal, rather than to apply one pre-set Stockholders’ Equity Goal. The Compensation Committee has determined that it is in the best interest of shareholders to reduce the potential maximum annual payout for 2012. As a result, the Compensation Committee has adopted, subject to shareholder approval, and is hereby submitting for approval the Fourth Amendment to the Performance-Based Plan that would:

•	Eliminate the fixed Stockholders’ Equity Goal; and

•	Limit the maximum potential annual payout under the remaining Performance Goal to $3.5 million for 2012.

The Fourth Amendment to the Performance-Based Plan is attached to this Proxy Statement as Appendix A.

Shareholders are being asked to approve the Fourth Amendment to the Performance-Based Plan so that payments under the amended plan qualify as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and would, accordingly, be deductible by the Company for federal income tax purposes if other requirements for deductibility are met.

Material Features of the Performance-Based Plan, as currently in effect

The following are the material terms of the Performance-Based Plan as currently in effect and, if the Fourth Amendment is not approved, these terms will remain in effect without modification:

Purpose:  The current Performance-Based Plan creates a financial incentive for the senior executives to meet or exceed either of two alternative financial performance targets, (1) the Stockholders’ Equity Goal, which is an adjusted pre-tax return on the preceding year-end average stockholders’ equity of 10% or more, or (2) the Performance Goal, which consists of performance objectives determined annually by the Compensation Committee based upon one or more of the following criteria set forth in the plan: (i) EBITDA; (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) expense management; (vii) return on investment before or after the cost of capital; (viii) improvements in capital structure; (ix) profitability of an identifiable business unit or product; (x) maintenance or improvement of profit margins; (xi) stock price; (xii) market share; (xiii) revenues or sales; (xiv) costs; (xv) cash flow; (xvi) working capital; (xvii) changes in net assets, whether or not multiplied by a constant percentage intended to represent the cost of capital; and (xviii) return on assets. These criteria may relate to the Company, one or more of its subsidiaries, divisions or units, or any combination, and may be applied relative to one or more peer group companies or other industries, or any combination.

For each fiscal year, and for each senior executive eligible for compensation under the current Performance-Based Plan, the Compensation Committee determines in writing one or more performance objectives that, if achieved, will represent that year’s Performance Goal for that executive. The Compensation Committee establishes the Performance Goal within the first 90 days of the fiscal year and while the achievement of such Performance Goal for that fiscal year is substantially uncertain.

Eligibility:  Two executive officers, Larry A. Mizel and David D. Mandarich, are eligible to receive awards under the Performance-Based Plan. Both Mr. Mizel and Mr. Mandarich are Directors of the Company, although they receive no compensation for service as Directors in addition to their compensation as executive officers.

Potential Awards Amounts:  If the Stockholders’ Equity Goal is achieved for a fiscal year, the award payable to eligible executives would be equal to the sum of the following percentages:

•	one and five-tenths percent (1.5%) of the Stockholders’ Equity Goal; and

•	three percent (3.0%) of the amount by which the Company Adjusted Pre-Tax Income exceeds 10% of Stockholders’ Equity.

If the Performance Goal is achieved for a fiscal year, the maximum award payable to eligible executives would be:

•	$2.5 million; and

•

60,000 shares of restricted Common Stock of the Company, issued under the Company’s 2001 Equity Incentive Plan, in which the eligible executive will vest 33-1/3% of the shares per year over three (3) years, commencing on the third anniversary of the date of the award.

If both goals are achieved in any year, the maximum award payable to an eligible executive would be the greater of the two awards.

Limitation on Discretion:  The Compensation Committee has no discretion to increase an award under the Performance-Based Plan. As adopted in 2008, the plan expressly provided the Compensation Committee with negative discretion to reduce the amount payable under the Stockholders’ Equity Goal. In response to comments received from the Company’s shareholders, the Compensation Committee recently amended the Plan to expressly provide negative discretion to reduce the amounts payable under the Performance Goal, as well.

Payment of Awards:  If a payout award is earned, the Company makes payment to each eligible executive as promptly as practicable after the end of each fiscal year, but in no event later than 90 days after the end of each such fiscal year.

Certification of Performance:  Before payment can be made, the Compensation Committee must certify in writing that the applicable performance goal was achieved and that the material terms of the performance goal were in fact satisfied.

Administration:  The Performance-Based Plan is administered by the Compensation Committee in accordance with Section 162(m). Subject to the requirements of Section 162(m), the Performance-Based Plan may be terminated or amended at any time by the Compensation Committee.

Term:  If the Fourth Amendment to the Performance-Based Plan is approved, the Performance-Based Plan, as amended, will be effective for the 2012 fiscal year.

Other Compensation:  The Compensation Committee may approve other types of compensation, including discretionary bonuses, outside of the Performance-Based Plan.

Fourth Amendment – Material Differences from the Existing Plan

The Fourth Amendment would eliminate the fixed percentage Stockholders’ Equity Goal entirely and therefore limit any potential awards under the Performance-Based Plan solely to the Performance Goal. On an annual basis, the Compensation Committee would utilize the shareholder approved criteria to develop performance objectives to address the current goals of the Company.

The Fourth Amendment would also reduce the maximum potential payout under the Performance Goal for 2012 to $3.5 million for each executive.

The Compensation Committee has determined that it is appropriate, under current market conditions, to utilize only the flexibility of the Performance Goal, to delete the fixed percentage Stockholders’ Equity Goal and to limit the maximum potential payout under the Performance Goal for 2012 to $3.5 million.

Federal Income Tax Consequences

Under federal tax laws currently in effect:

The Company expects to be entitled to claim a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the eligible executive without regard to the $1 million per year deduction limit under Section 162(m) of the Code if the Fourth Amendment to the Performance-Based Plan is approved by shareholders and otherwise satisfies the requirements of Section 162(m) and other relevant provisions of the Code. Section 162(m) of the Code limits the deductibility of compensation paid to each of certain executive officers of public companies to no more than $1 million per year except for qualified performance-based compensation defined in applicable tax regulations. Generally, the executives subject to this limit consist of individuals who, on the last day of the taxable year, are the chief executive officer and the three highest compensated officers (other than the chief executive officer and the chief financial officer).

The Company believes the Performance-Based Plan as amended by the Fourth Amendment complies in form with the applicable “qualified performance-based compensation” rules. It is the intention of the Board of Directors to continue to cause the Performance-Based Plan to be administered by “outside directors” consistent with the rules applicable to plan administration. It is, therefore, anticipated that ordinary compensation income attributable to awards issued under the Performance-Based Plan, as amended by the Fourth Amendment, generally should be treated as “qualified performance-based compensation” exempt from the $1 million dollar per year deduction limit unless circumstances at the time of any issuance cause the Board to determine that compliance with the applicable requirements is not in the best interest of the Company.

New Plan Benefits

Awards under the Performance-Based Plan, as amended by the Fourth Amendment, will be based on the future achievement of shareholder value-added performance goals established under the Performance-Based Plan. As a result, the Company cannot as of the date of this Proxy Statement determine the amounts that would be earned in the future under the amended Performance-Based Plan. However, had the 2012 Performance Goal (described below) been in effect for 2011, no amounts would have been earned under the amended Performance-Based Plan for the 2011 fiscal year in that the 2012 Performance Goal requires that the Company have positive pre-tax income for the year.

The Board of Directors recommends a vote FOR approval of the Fourth Amendment to the Amended Executive Officer Performance-Based Compensation Plan.

COMPENSATION PROCESSES AND PROCEDURES

Scope of Authority of Compensation Committee

The Compensation Committee has the authority to oversee all employee compensation levels, including benefits. Its goal is to have the Company develop compensation levels that will attract, retain, reward and motivate employees, that are competitive with those prevailing in the marketplace and are consistent with shareholder interests. The Committee also administers the Company’s equity and other compensation plans, as they may be amended from time to time. The Committee may delegate the day-to-day administrative duties of these plans to Company officers, employees and agents.

The primary components of the Company’s executive compensation have been: a base salary, annual performance-based bonuses and equity-based, long-term incentive awards. The Compensation Committee also has discretionary authority to award other forms of executive compensation.

The Compensation Committee reviews and establishes the base salaries for the executive officers annually. The base salaries of Mr. Mizel, the Chief Executive Officer, and Mr. Mandarich, President and Chief Operating Officer, were established in accordance with their employment agreements with the Company. The base salary for Mr. Touff, Senior Vice President and General Counsel, was established in the Committee’s discretion. The base salary for Mr. Stephens, Senior Vice President and Chief Financial Officer, was established in accordance with his hire letter.

Annual bonuses may be awarded to the Chief Executive officer and the President and Chief Operating Officer pursuant to the terms of the Amended Executive Officer Performance-Based Incentive Plan. Under the terms of that Plan, the Committee can only exercise negative discretion, and not positive discretion, regarding the amount of any awards payable under its terms. Annual bonuses may be awarded to other executive officers in the Committee’s discretion.

The Compensation Committee also has discretionary authority to determine awards of stock options and/or restricted stock to the executive officers and may exercise that authority based on its subjective assessment and determination of the individual’s performance, contributions to the Company and role in achieving the Company’s results and objectives.

Historically, the Company’s Board of Directors, and not the Compensation Committee, has exercised the authority to consider and determine Director compensation, including retainer and meeting fees. The non-employee Directors receive equity compensation pursuant to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors approved by the Shareholders in 2011 (the “2011 Director Plan”), under which each non-employee Director is granted options to purchase 25,000 shares of Common Stock annually. The options are fully vested on the date of the grant and exercisable six months thereafter.

Role of Executive Officers regarding Employee and Executive Compensation

Mr. Mizel, with the assistance of the Company’s human resources department, made recommendations to the Compensation Committee with respect to the structure of the compensation plans and proposals for compensation levels for Company employees, including executive officers. The resources and processes used in making these recommendations involve a review of employee performance with respect to established goals, and overall Company performance subjectively compared to other public homebuilders and the Company’s business plan.

The Compensation Committee took these recommendations into account, together with a variety of other inputs, in its decision making process.

Role of Compensation Consultants

The Compensation Committee has the authority to retain outside counsel, consultants and other advisors to assist it in evaluating compensation or in otherwise discharging its duties and responsibilities. In January of 2012, the Compensation Committee engaged Pearl Meyer & Partners (the “Consultant”) to assist it in assessing governance regarding executive compensation matters. The Consultant also assists the Committee in determining appropriate peers for purposes of comparing (but not benchmarking) market compensation, and provides other related services. The Consultant has not provided any services for the Company other than the services it provided to the Compensation Committee.

Executive Compensation Decision Making

The Compensation Committee conducted a series of meetings, attended by all the Committee members, beginning in October 2011 and continuing through March 8, 2012, at which time the Committee made determinations regarding 2011 and 2012 executive officer compensation. The following table summarizes the roles of the Compensation Committee, the Consultant, and executive management in executive compensation decision making:

Responsible Party	Roles and Responsibilities
Compensation Committee of the Board of Directors The Committee currently is comprised of two Independent Directors and reports to the Board.

•    Retains independent counsel, consultants and other advisers to assist it in evaluating compensation or in otherwise discharging its responsibilities.

•    Evaluates CEO performance in relation to the overall performance of the Company.

•    Has the authority to determine and approve compensation packages for our executive officers.

•    Reviews and approves all programs in which our executive officers participate, including equity, retirement and other benefit plans.

•    Oversees the Board’s relationship with shareholders on matters pertaining to executive compensation.

•    Reviews the executive compensation philosophy, compensation metrics and amounts, and the results of shareholder say-on-pay votes, before establishing executive compensation.

•    Seeks the views of the Company’s institutional shareholders concerning compensation metrics, executive compensation and performance goals.

•    Considers comparable metrics in the Company’s public homebuilder peer group.

Consultant to the Compensation Committee

Pearl Meyer & Partners, as an independent consultant retained directly by the Compensation Committee, provides consulting advice on matters of governance and executive compensation

•    Provides advice and opinion on the appropriateness and competitiveness of our compensation programs relative to market practice.

•    Performs all functions at the direction of the Compensation Committee

•    Attends Compensation Committee meetings (including executive sessions).

•    Provides advice and opinions regarding good governance regarding executive compensation decision making.

•    Provides market data, as requested.

•    Consults on various compensation matters and recommends compensation program designs and practices.

•    With the cooperation of management, works to conduct an assessment of the risks arising from our compensation programs.

•    Confers with the CEO on behalf of the Compensation Committee concerning compensation levels, incentives and goals.

Chairman and CEO With the support of other members of the management team

•    Reviews performance of the other executive officers and makes recommendations to the Compensation Committee with respect to their compensation.

•    Confers with the Compensation Committee concerning design and development of compensation and benefit plans for Company employees.

Processes and Procedures Utilized in Determining 2011 Executive Compensation

Setting Performance Objectives under the Performance-Based Plan.  In 2010, the Compensation Committee conferred with the Chief Executive Officer and the Chief Financial Officer regarding the establishment of the 2011 Performance Objectives. Recognizing the ongoing decline being experienced in the homebuilding industry and the constrained availability of home financing in the credit markets, it was determined that, until economic conditions improve, it was critical for the Company to continue to primarily focus on the maintenance of its liquidity and preservation of net worth while seeking opportunistic transactions to achieve long-term growth and profitability.

As a result, on December 30, 2010, the Compensation Committee established the following Performance Objectives under the Performance-Based Plan, the achievement of any one of which would satisfy the 2011 Performance Goal: (1) achieving a positive EBITDA for the 2011 fiscal year equal to or greater than 150% of the EBITDA for the prior fiscal year; (2) achieving total revenue for the 2011 fiscal year in an amount equal to or greater than 110% of the level of total revenue for the prior fiscal year; (3) achieving a 10% reduction in SG&A expenses for the 2011 fiscal year compared to the prior fiscal year, measured as a percentage of operating revenues, adjusted for (i) acquisitions that are not in the ordinary course of business and (ii) additions or reductions to reserves attributable to prior fiscal years; (4) achieving a net operating profit for HomeAmerican Mortgage Corporation of at least $5 million for the 2011 fiscal year; and (5) achieving positive income before income tax for the 2011 fiscal year, adjusted for (i) acquisitions that are not in the ordinary course of business and (ii) additions or reductions to reserves attributable to prior fiscal years. Information on how the Company calculated the Performance Objectives is disclosed on the investor relations section of the Company’s website at www.mdcholdings.com.

The Company failed to achieve any of the Performance Objectives for 2011 and, as a result, no bonus was granted.

2011 Negative Say on Pay Vote.  Following the negative say on pay vote for 2010 executive compensation at the annual meeting held on April 27, 2011, the Compensation Committee retained a Consultant to assist the Committee in its evaluation of the Company’s executive compensation policies and procedures. Based on the Consultant’s evaluation and recommendations, and the direct communications we sought from our principal unaffiliated shareholders, the Compensation Committee, together with the Corporate Governance/Nominating Committee, instituted a number of modifications to its executive compensation policies and procedures, including an amendment to the current Amended Executive Officer Performance-Based Plan, subject to shareholder approval. The comprehensive review undertaken by the Compensation Committee shaped the Committee’s executive compensation determinations for 2011 and the design of executive compensation for 2012, as more fully described in the Compensation Discussion and Analysis to follow.

Determination of Long-Term Equity Incentive Grants.  During the fourth quarter of each year, the Compensation Committee typically performed a review of compensation for the executive officers for the purpose of determining an appropriate discretionary long-term incentive grant. In 2011, the Committee elected to make no long-term equity incentive grants to the executive officers.

Peer Data.  The Compensation Committee utilized peer data as a tool when it considered incentives and compensation plan design. While peer data was reviewed and considered by the Committee, it was not utilized for benchmarking purposes. Rather, the peer group information was considered for broad subjective comparisons and not as an objective metric. The homebuilder peer group companies (the “Peer Group”) referenced for these purposes consisted of: Lennar Corporation, D.R. Horton, Inc., the Ryland Group, Inc., Toll Brothers, Inc., Hovnanian Enterprises, Inc., Standard Pacific Corp., KB Home, M/I Homes Inc., NVR, Inc., Pulte Homes, Meritage Homes Corporation and Beazer Homes, USA. The Committee chose these companies because of their similarities to MDC’s core business and markets, although their structure and business strategies may vary.

The Compensation Committee recognized the fact that the revenue size and the market capitalization of companies in the Peer Group have fluctuated substantially during the downturn. Nevertheless, the Committee believed that for purposes of both short and long-term views of executive compensation the companies in the Peer Group were appropriate for comparison because they compete for the same executive talent.

Other Compensation.  The Compensation Committee also reviewed the executive officers’ base salary levels and other compensation and determined that no changes were warranted.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Discussion and Analysis (“CD&A”) addresses:

•	Our compensation philosophy and objectives;

•	The background underlying CEO, COO and other executive compensation;

•	The elements of executive compensation;

•	The 2011 negative say on pay advisory vote, the derivative lawsuit against the Directors and executive officers, and the Company’s and the Compensation Committee’s responses;

•	The Compensation Committee’s 2011 and 2012 executive compensation determinations; and

•	The modifications to our governance regarding executive compensation.

Executive Compensation Philosophy & Objectives

Our philosophy continues to utilize executive compensation to retain and reward executive leadership to create sustainable long-term value for our shareholders. Our most important tool has been the use of long-term equity incentives, such as stock options and restricted stock awards, which allow our leadership team to benefit when shareholders benefit. Our consistent emphasis on long-term incentives has resulted in leadership team ownership of Company stock that is among the highest in our home building peer group.

The homebuilding industry is highly cyclical, and it is important that executive compensation be balanced, to take that into account. The Compensation Committee believes that our Company’s executive compensation can best be aligned with the long-term interests of the shareholders by taking all the following factors into account:

•	Annual performance of the Company
•	Risk management and financial stability
•	The long-term prospects of the Company within the homebuilding industry

The Compensation Committee is committed to establishing performance metrics that are transparent to our shareholders. The Committee seeks to establish “target” annual incentive levels based on performance goals that are directly aligned with the long-term interests of shareholders. The Committee considers the impact that annual goals may have on the Company’s overall risk profile and financial position, keeping in mind that the annual goals must also benefit the long-term interests of the Company.

Based on shareholder input and the advice of its Consultant, as reflected in the actions taken for 2012, the Committee also seeks to size awards to reflect the degree of accomplishment relative to the established performance goals by paying partial bonuses for partial accomplishments or by paying bonuses above target bonuses for performance that exceeds the performance goals, subject to a maximum threshold. Both target and maximum annual incentive levels are established to provide a competitive pay program within the homebuilding industry.

Background underlying CEO, COO and other Executive Compensation

We believe that our ability to retain and motivate executive officers with the skills, experience and capacity to succeed in our competitive industry has been essential to the success of our Company and a significant factor in creating long-term value for our shareholders. Our Chief Executive Officer, Larry Mizel, and our President and Chief Operating Officer, David Mandarich, the principals who have guided the Company for almost 40 years and 35 years, respectively, are senior veterans of the U.S. homebuilding industry. By virtue of their leadership, foresight and experience, they have been responsible for the growth of our Company, creating significant long-term shareholder value by successfully coping with multiple economic cycles and challenges over the years. In advance of the most recent economic decline, they acted early in halting the Company’s land acquisitions, reducing overhead, emphasizing liquidity and preserving capital, resulting in a cash position in excess of $1.5 billion at the bottom of the economic recession. Their determined emphasis on balancing risk and reward, mitigating losses and maintaining the financial integrity of the balance sheet over the last five years, as opposed to pursuing high-risk and speculative investments, has allowed the Company to emerge with one of the strongest balance sheets in the industry as evidenced by its investment grade rating.

This CD&A discusses the compensation of our executive officers for fiscal year 2011 and the incentives in place for 2012. In 2011, the executive officers were:

•	Larry A. Mizel, Chairman and CEO;
•	David D. Mandarich, President and Chief Operating Officer; and
•	Michael Touff, Senior Vice President and General Counsel

This CD&A also addresses compensation for a former officer, Vilia Valentine, Vice President and Chief Accounting Officer, who left the Company on January 4, 2012, and for John Stephens, Senior Vice President, Chief Financial Officer and Principal Accounting Officer, who joined the Company in February 2012.

Elements of Executive Compensation

Our executive compensation program, in which all of our executive officers participate, is comprised of three primary elements: (i) a base salary, (ii) an annual incentive bonus; and (iii) a long-term equity incentive award comprised of stock options. The following table describes each element and outlines its purpose:

Element of Executive Officer Compensation	Description	Purpose
Base Salary

Ongoing cash compensation based on the executive officer’s role at MDC and any employment agreement. Salary levels are evaluated annually and may be increased for competitive reasons or to recognize a promotion or job change.

•     Provide a degree of financial certainty and stability.

•     Retention and attraction of executive talent.

•     Recognize competitive market conditions and reward individual performance through periodic increases.

Annual Incentive Award

Awards for the CEO and COO are made annually under the Executive Officer Performance Based Compensation Plan. Whether an award is made and the amount is determined by the Compensation Committee depending upon Company performance, typically against pre-established goals.

•     Motivate executive officers to achieve key annual goals and position the Company for longer-term success.

•     Reward executive officers for individual performance and overall Company performance during the year.

Long-Term Equity Awards

Awards typically are granted annually under the Company’s equity incentive plan. Each executive officer is eligible to receive an award at the discretion of the Compensation Committee based upon performance and long-term potential.

• Provide an incentive for executive officers to achieve long-term, sustainable success for the Company and to create shareholder value. • Attract, motivate, reward and retain executive talent.

In addition, based on their decades of service to the Company, Messrs. Mizel and Mandarich will receive retirement and medical insurance benefits, as more fully described under “Employment Agreements” below.

Response to 2011 Say on Pay Vote

Overview

At the Company’s April 27, 2011 Annual Meeting of Shareowners, the advisory vote on executive compensation (“Say on Pay” or “SOP”), did not result in a majority affirmative vote of the shares present and entitled to vote. Both Institutional Shareholder Services Inc. (ISS) and Glass Lewis & Co. (Glass Lewis) had recommended against the Company’s Say on Pay proposal.

Shareholder Derivative Litigation

Following the negative say-on-pay vote the Company, its directors and its executive officers were named as defendants in a shareholder derivative lawsuit. The lawsuit was filed on September 28, 2011 by Martha Woodford in the United States District Court for the District of Delaware, Civil Action No. 11-00879-RGA. In the lawsuit, the plaintiff asserted various claims relating to the Company’s executive officer compensation practices. The parties have settled the lawsuit, which was approved by the Court on March 8, 2012. Under the terms of the settlement, and as ordered by the Court, the Company will maintain a number of corporate governance procedures for a period of three years (2012 through 2014), including the following:

•

As to compensation for the CEO and COO (Executives), the Compensation Committee will review the executive compensation philosophy, compensation metrics and amounts, and the results of shareholder say-on-pay votes in prior year(s), before establishing compensation for the Executives.

•

The Compensation Committee will seek the views of institutional shareholders of the Company (holders of 5% or more of MDC’s stock, for more than one (1) year) concerning compensation metrics and compensation.

•

One factor in shaping Executive compensation shall be comparable metrics in the Company’s peer group, which shall consist of at least five (5) public homebuilders selected by the Compensation Committee.

•

Before finally determining the Performance Goal, the Compensation Committee will seek the views of long-term institutional shareholders (holders of 5% or more of MDC’s stock, for more than one (1) year) regarding compensation.

A shareholder derivative action is common for companies that received a negative advisory vote on say on pay. The Company and the Compensation Committee have implemented the governance procedures enumerated above, as well as other modifications to their procedures described in this Compensation Discussion and Analysis.

Outreach Effort

As a result of the negative SOP vote and, on behalf of the Compensation Committee, the Company’s proxy solicitation firm, Alliance Advisors (“Alliance”), undertook on an outreach effort to contact as many of the negative voting shareholders as possible. The objective of their effort was to discuss the rationale behind the shareholders’ 2011 negative vote, and to consider their feedback for future compensation decisions.

In this outreach effort, Alliance contacted the top 25 unaffiliated shareholders, including 19 identified as having voted against the SOP advisory proposal, in an effort to discuss each investor’s voting decision. Alliance also had discussions with four institutional shareholders that were not in the top 25, obtaining their explanation as to why they had voted against the SOP proposal. This outreach efforts targeted voting decision makers, proxy departments and/or compliance departments, and included portfolio managers and/or analysts. We sought to contact nearly 100% of the Company’s outstanding shares held by unaffiliated shareholders identified as voting against the SOP proposal. Alliance compiled detailed feedback for the Compensation Committee regarding their discussions with shareholders representing more than 40% of those shareholders.

The Consultant, on behalf of the Compensation Committee, contacted ISS and Glass Lewis to solicit their views concerning the negative advisory vote on SOP, executive compensation and corporate governance. The Consultant reported on the results of these discussions to the Committee, which were considered in advance of its final determination of 2011 and 2012 executive compensation.

The information compiled as a result of the outreach effort was considered by the Compensation Committee in subsequent discussions on executive compensation. The Committee had discovered that the predominate reasons conveyed by the shareholders for their “against” vote generally concerned the following issues:

1)

a perceived pay-for-performance disconnect (the Compensation Committee has now created comprehensive and tiered performance goals for the CEO and COO on both the 2012 incentive bonus opportunity and the long-term performance based stock options that can vest upon achievement of the goals through 2014);

2)

concerns related to the design of the annual incentive, such as the annual bonus being earned in its entirety if any one of the performance objectives was achieved (the Compensation Committee has now structured four performance objectives for 2012, each of which comprise a ratable portion of the potential bonus based on the extent of the performance that is attained);

3)	issues related to compensation governance (the Company has now implemented a number of modifications to governance regarding compensation, as outlined in the Compensation Discussion and Analysis); and

4)	a perceived lack of clarity in compensation disclosures (the Proxy Summary and the Compensation Discussion and Analysis now provide enhanced and expanded disclosures).

Compensation Actions

Recognizing the advisability of further evaluating shareholder concerns before making further significant compensation decisions, the Compensation Committee refrained from granting any discretionary awards (cash or equity-based) to the CEO and COO for 2011. Upon completing its evaluation, and upon conferring with its Consultant, the Compensation Committee implemented significant changes to its compensation design for 2012 and beyond.

Further detail on compensation actions for 2011 performance and 2012 are discussed in more detail below.

Elements of Compensation & Specific Compensation Decisions – 2011

Base Salary

The determination of base salary levels is a subjective assessment made by the Committee annually taking into consideration factors such as:

•	Base salary levels for comparable positions in the Peer Group
•	Experience and tenure
•	Individual and Company performance
•	Internal equity
•	Level of responsibility
•	The executive’s employment agreement (if any)
•	Shareholder input
•	The advice of its Consultant

The Compensation Committee determined to keep the 2011 base salaries of Messrs. Mizel, Mandarich, and Touff unchanged from the 2010 levels. The Committee believes that these base salary amounts are appropriate in light of the various factors it considered in making the specific base salary determinations. The base salaries have remained unchanged for several years.

Mr. Stephens’ base salary of $425,000 was determined under these factors, and was part of an arms’ length negotiation which brought him to the Company in February 2012.

Annual Incentive Bonus Awards

The shareholder approved Performance-Based Plan is designed to motivate and reward executives for their contributions to the Company for achieving our annual financial goals. The performance based incentive bonus in 2011 for Messrs. Mizel and Mandarich was determined pursuant to this plan, which is described in “Compensation Processes and Procedures” above. None of the Company’s 2011 performance objectives were achieved and, therefore, no payments were made for 2011 under the Performance-Based Plan.

For 2011, the Compensation Committee paid Mr. Touff a discretionary bonus of $110,000. In light of a decrease in the Company’s 2011 operating results by many measures, Mr. Touff’s bonus for 2011 was only half of the amount he received in the prior year. As described below, in 2012 the CLO and the CFO will be eligible to receive bonuses based on pre-set Key Performance Indicators and a percentage of their base salary.

Long-Term Equity Incentive Awards

Long-term incentive awards are granted under the M.D.C. Holdings Inc. 2011 Equity Incentive Plan. Executive officers and other employees who are key to the Company’s success are eligible to receive equity awards. For 2011, neither the CEO nor the COO received a stock option grant. This decision reflected the Committee’s commitment to fully evaluate and address shareholder concerns, in light of the Company’s 2011 negative Say-on-Pay vote, before making any decision to make any further awards to the CEO and COO. Both executives received a restricted stock award in early 2011, but these awards (although paid in 2011) were earned for the prior year’s (2010) performance in accordance with the Company’s shareholder approved Performance-Based Plan.

In March of 2012, our CLO was awarded both a stock option and restricted stock award under the 2011 Equity Incentive Plan. The option vests (become exercisable) as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates of the grant if the CLO is employed on that date. The restricted stock will vest (the restrictions on the stock will lapse) as to 25% of the shares each year over four years, beginning on the first anniversary of the date of the award on condition that the CLO is employed on that date. In February 2012, our CFO, pursuant to his hire letter, was granted a stock option covering 75,000 shares of common stock and an award of 10,000 shares of restricted stock. The stock option has a life of ten years becomes exercisable as to 33-1/3% of the shares on each of the third, fourth and fifth anniversaries of the date of grant. The restrictions on the restricted stock will lapse as to 25% of the shares over four years, beginning on the first anniversary of the date of the award.

Other Compensation

Other compensation received by our executive officers consists of the matching contributions paid under the Company’s 401(k) savings plan (on the same basis as received by all other participants in that plan), dividends on restricted stock and executive personal benefits consisting of supplemental health insurance expenses that carried-over into 2011 (the benefit was terminated in 2010) and, for the CLO only, an automobile allowance (the benefit was terminated in 2011).

The Board of Directors of the Company has determined that it is in the best interests of the Company for its CEO and its COO to take advantage of the Company’s aircraft for non-Company business purposes, when the aircraft is not being employed in the ordinary course of Company business. Essentially, the entire incremental expense for the non-business use of the aircraft is reimbursed by the CEO and COO to the Company.

The objective of these benefits is to provide amenities to the executive officers that allow them to more efficiently utilize their time, supporting them in effectively contributing to the success of the Company.

The Company also provides the CEO and COO a non-qualified retirement benefit and health benefits for the duration of each executive’s life (described in more detail below under “Employment Agreements”). The non-qualified retirement benefits reward the CEO for his 40 years of service to the Company and the COO for his 35 years of service with the Company.

Compensation of Former Chief Accounting Officer

Ms. Valentine, the previous Chief Accounting Officer, concluded her employment with the Company effective at the close of business on January 4, 2012. The Company retained Ms. Valentine, on a consulting basis, to continue to serve as the Company’s principal financial officer and principal accounting officer through the date the Company filed its Form 10-K for the year ending December 31, 2011, which was February 2, 2012. Ms. Valentine was compensated during the time she served as a consultant at the same rate as her prior salary.

Ms. Valentine is included in this proxy statement as a “named executive officer” under Item 402 of SEC Regulation S-K in that she served as the Company’s principal financial officer during 2011. However, the Board determined that she did not constitute an executive officer. Her compensation was structured in line with that of the executive officers described above, consisting of: (1) an annual base salary; (2) an annual bonus for 2011 (which was paid in 2012) subjectively based on Company performance and individual achievements; and (3) incentive awards of restricted stock and a stock option pursuant to the 2001 Equity Incentive Plan.

On January 25, 2011, the Compensation Committee awarded Ms. Valentine: (1) $25,000 in shares of restricted stock valued at $31.36 per share, the closing price of the Company’s Common Stock on January 25, 2011; and (2) a stock option covering 10,000 shares of Common Stock with an exercise price $31.36 per share, the closing price of the Company’s Common Stock on January 25, 2011. The restricted stock and the option were both scheduled to vest as to 25% of the shares over four years commencing on the first anniversary of the date of the award; however, both awards were forfeited upon Ms. Valentine’s conclusion of her employment on January 4, 2012. At that time, Ms. Valentine did receive an $80,000 bonus for 2011.

The reasons why the Compensation Committee chose to pay each element of Ms. Valentine’s compensation, how the amount was determined, and how it fits into the Company’s overall compensation objectives and affects other elements are as described above under “Elements of Executive Compensation.”

Elements of Compensation & Specific Compensation Decisions – 2012

2012 Base Salary

The executive officers did not receive a base salary increase for 2012.

2012 Annual Incentive Bonus

Given the input of the Company shareholders, the Compensation Committee believes that it is important to closely align its annual incentive bonus (the 2012 Performance Goal under the Performance-Based Plan) with the Company’s stated goal of achieving profitability in 2012. The design of the 2012 Performance Goal contains two key provisions:

•	First, a condition precedent that pre-tax income (excluding any charge for debt extinguishment) must be positive in order for any bonus to be paid under the 2012 plan.

•	Second, improvement on the following performance objectives is necessary for the plan to payout:

Each performance objective is weighted 25% when determining the actual bonus payout. More specifically, after satisfying the condition precedent, the following goals must be achieved:

•

2012 closings must increase 5% over 2011 for the closings objective to pay at target, and 10% over 2011 for the closings objective to pay at maximum. Closings have decreased in five of the last six years.

•

Corporate and Homebuilding SG&A expenses as a Percentage of Home Sales Revenue must improve 115 basis points over 2011 levels for the SG&A objective to pay at target, and 230 basis points for the SG&A objective to pay at maximum. SG&A expenses have not been at this level for the last three years.

•

Home Gross Margin (dollars) as calculated in the 2011 Form 10-K, excluding Warranty Adjustments and Interest, must improve $6.7 million for the Home Gross Margin objective to pay at target, and $13.4 million to pay at maximum. Home gross margin (dollars) have decreased in five of the last six years.

•	Revenue must increase $42.2 million for the revenue increase objective to pay at target, and $84.4 million to pay at maximum. Revenue has decreased in five of the last six years.

Information on how the Company calculates these performance objectives is disclosed on the investor relations section of the Company’s website at www.mdcholdings.com.

The CEO and COO will be eligible for a target bonus of $1.75 million if target performance is achieved for these goals, with the potential for a maximum $3.5 million bonus if target goals are exceeded in each category by 100 percent. However, in the event that performance falls below targeted levels, the CEO and COO will be eligible for a bonus below target, which could be as little as $0. The annual incentive is capped at $3.5 million. The Compensation Committee may, in its discretion, reduce the incentive payout. The foregoing payout amounts assume shareholder approval of the Fourth Amendment to the Performance-Based Plan. If the amendment is not approved, payout will be based on the current maximum bonus payment of $2.5 million and 60,000 shares of restricted stock set forth in the current Performance-Based Plan.

The attainment of the four individual performance goals would represent a substantial improvement over Company performance in 2011, and requires, as a condition precedent, that the Company achieve a pre-tax profit for any bonus to be paid at all. A 2012 pre-tax profit would represent a continuation of the steady progress the Company has achieved over the last five years. See the chart, below.

Based on the advice of its compensation consultant, the Compensation Committee has determined that, in 2012, Mr. Touff and Mr. Stephens will be eligible to receive a bonus as described in the following paragraph.

Neither the General Counsel nor the Chief Financial Officer participate in the Performance-Based Plan. In the judgment of the Compensation Committee, these two positions are primarily responsible for accounting, legal and regulatory compliance and should not receive incentive compensation tied to specific year financial performance. Instead, the General Counsel and the Chief Financial Officer will be entitled to an annual bonus of up to a specified percentage (to be determined) of base pay. For 2012, the Compensation Committee will consult with the Chief Executive Officer and the President and Chief Operating Officer, and devise a list of one or more Key Performance Indicators (“KPIs”) for each position. Those KPIs will be communicated to the General Counsel and the Chief Financial Officer. After the close of the year, the Compensation Committee will receive feedback from the Chief Executive Officer and the President and Chief Operating Officer regarding the respective performance of each executive regarding his KPIs. The Compensation Committee will then make an independent assessment of the qualitative performance of the General Counsel and the Chief Financial Officer relative to the KPIs, and award a bonus for each.

2012 Long-Term Equity Incentive Compensation

The Compensation Committee is committed to granting long-term equity awards that are performance vested.

In 2012, the CEO and COO have received long-term incentive compensation only in the form of performance-based stock options. Each executive received a grant of 500,000 stock options in 2012 and no additional grants will be made in 2012, 2013 or 2014.

The option grants have an exercise price equal to the Company’s closing stock price on the date of grant ($24.50) and are eligible to vest in a fiscal year, within a period of three years, only if specified increases over 2011 revenue levels are achieved. Accordingly, there are three progressively more challenging revenue goals, each tied to one-third of the options grant in the following manner:

•	Tranche 1: One-third of the option grant vests if a 10% increase in total revenues is achieved.
•	Tranche 2: One-third vests if a 15% in total revenues occurs.
•	Tranche 3: One-third vests if a 20% increase in total revenues is achieved.

In addition, in order for any tranche to vest, in that year the Company must achieve a 16.7% home gross margin (as calculated in the Company’s 2011 Form 10-K, excluding warranty adjustments and interest).

Any of the three tranches of option shares that are not performance vested by the end of the third year will be forfeited.

Summary of Changes to Governance Regarding Compensation

In response to investor concerns, we have made a number of changes to governance regarding compensation decisions. These are discussed in various places in this Proxy Statement. For ease of reference, the changes include:

Past Compensation Practice	Change for 2012
The Compensation Committee had not previously engaged an independent compensation consultant in the past.	The Compensation Committee has engaged an independent compensation consultant to assist it in assessing governance and market practices and in matters of plan design.

No formalized share ownership guidelines for executive officers.	New equity ownership guidelines have been adopted: CEO & COO – 5x base salary; All Others – 1x base salary.
No express authority for Compensation Committee to exercise negative discretion to reduce incentive payouts under Performance Goal of the Performance-Based Plan.	The Performance-Based Plan now expressly authorizes the Compensation Committee to exercise negative discretion with respect to the Performance Goal.

Single trigger on CEO and COO change of control provision, to pay out cash and vest equity awards.

Cash portion of CEO and COO change of control provision changed to double trigger requiring both a change-of-control and a material change. Accelerated vesting of equity remains on a single trigger, in line with industry practice.

The threshold percentage to trigger the change of control provision was 20 percent for CEO and COO.	The threshold percentage to trigger a change of control has been raised to 50%

Perception that compensation practices in the Company’s peer group were ignored.

The Compensation Committee will now consider the peer group in its discussion of pay positioning. For example, the target and maximum bonus provisions in the Performance-Based Plan have been drawn with subjective reference to CEO target and maximum bonuses in the peer group.

EMPLOYMENT AGREEMENTS

Messrs. Mizel and Mandarich

The Company entered into employment agreements with Mr. Mizel and Mr. Mandarich, which were restated as of August 1, 2008. The agreements provide for the executives’ continued employment with the Company: Mr. Mizel as Chairman and Chief Executive Officer, and Mr. Mandarich as President and Chief Operating Officer. The agreements specify a minimum base salary, incentive compensation and medical benefits during the executive’s employment as well as payments and medical benefits upon the executive’s retirement, disability or termination.

On March 8, 2012, the employment agreements were amended to provide a double trigger on the non-equity vesting portions of the agreements’ change-in-control provision and to increase the percentage threshold in the change-in-control definition from 20% to 50%.

Material terms of the employment agreements are summarized below.

Employment Term:  The initial term of the agreements continued through December 31, 2010. Thereafter, the agreements automatically extend for two-year terms unless (1) the Company or the executive elects to terminate by six months written notice, or (2) the executive is terminated earlier. Neither party has given notice of termination.

Base Salaries:  Mr. Mizel’s base salary may not be less than $1,000,000 per year. Mr. Mandarich’s base salary may not be less than $830,000 per year. The base salary for the executive may only be reduced below his prior year’s base salary with the consent of the executive and the Company.

Incentive Compensation:  The Company pays the executive annual incentive compensation pursuant to incentive compensation plans, which are performance-based plans. Details of the incentive plans are described more fully in “Compensation Processes and Procedures” and “Compensation Discussion and Analysis – Elements of Compensation” above.

Retirement Benefits:  The Company will pay the executive a retirement benefit that will continue for the duration of the executive’s life. Upon completion of the initial term on December 31, 2010, the present retirement benefit is $1 million per year for Mr. Mizel and $881,000 per year for Mr. Mandarich. Thereafter, the annual benefit amount for each will increase by $333,333.33 with the completion of each two year additional term up to an annual benefit not to exceed $2 million for Mr. Mizel and $1.881 million for Mr. Mandarich. The annual retirement benefit will be $2 million, for Mr. Mizel, and $1.881 million, for Mr. Mandarich, if the executive’s employment is terminated by the executive’s death or his disability, by the Company without cause or by the executive following a change in control or a material change in the executive’s position. See “Pension Benefits at December 31, 2011” below.

If either executive dies after his retirement benefit payments have begun, the Company will continue to pay the retirement benefit to his beneficiary for five years after the date the payments began. If the executive dies before his retirement benefit payments have begun, the Company will pay the retirement benefit to his beneficiary for five years.

Medical Insurance Benefits:  The Company provides medical insurance benefits to Messrs. Mizel and Mandarich for the duration of their lives. This applies to each of them while he is employed and for the rest of his life after employment. The medical insurance coverage and benefits are at least comparable to those provided to the executive at the time the agreement was signed. The medical insurance benefits also provide comparable coverage for the executive’s spouse for the duration of the executive’s life and, if she survives the executive, for an additional sixty months after his death.

With the approval of Messrs. Mizel and Mandarich, the supplemental health insurance coverage previously provided to them was terminated at the end of 2010.

Long-Term Disability Benefits:  The Company will provide the executive with long-term disability benefits. Under the benefits, the annual after-tax amount received by the executive would equal the after-tax amount of his base salary for the year in which he becomes disabled. This long-term disability benefit would be paid monthly until the earlier of the end of the executive’s disability, prior to his becoming totally disabled, or the date his retirement benefit begins. If the executive dies or becomes totally disabled during his employment, he or his estate will be entitled to receive all benefits earned under his performance-based plan and equity plans.

Vacation:  The executive is entitled to receive six weeks of vacation each year without carryover from year to year.

Termination for Cause:  The executive may be terminated for cause, as defined in their employment agreements. If either is terminated for cause, he will only be entitled to his base salary earned through the date of termination and will not be entitled to any other amounts under his employment agreement.

Termination Without Cause:  If the executive is terminated without cause he will be entitled to receive:

•	an amount equal to his aggregate base salary during the three years prior to his termination;

•	an amount equal to 300%, for Mr. Mizel, and 200%, for Mr. Mandarich, of the annual incentive compensation paid for the year prior to termination; and

•	the retirement benefit payable under the employment agreement, beginning on the date of termination.

In addition, the executive’s options and other rights under the equity plans would vest immediately and the executive, his spouse and his dependents would be entitled to continued medical benefits. Under the employment agreements, termination without cause includes the Company’s election not to extend the term of the employment agreement and the Company’s termination of the Performance-Based Plan.

Change in Control Provisions:  If a change in control of the Company occurs, all of the options, dividend equivalents and other rights granted to Messrs. Mizel and Mandarich under the equity plans and other Company plans would accelerate and become exercisable immediately before the occurrence of the transaction that caused the change in control. If the transaction is not completed, the options would remain subject to the restrictions to which they were originally subject.

If a change in control occurs, followed within two years by a material change, the executive can terminate his employment (if he has not already been terminated) within thirty days of the material change. If the executive terminates his employment due to a change in control, then:

•	he will receive an amount equal to his aggregate base salary during the three years prior to his termination;

•	he will receive an amount equal to 300%, for Mr. Mizel, and 200%, for Mr. Mandarich, of the annual incentive compensation paid for the year prior to termination;

•	he will be entitled to the accelerated vesting of options and rights;

•

if the change in control involved a two-tier tender offer, at the executive’s election the Company will either: (1) pay the executive the difference between the exercise price of the otherwise unvested options and the price offered in the first tier; or (2) adjust the option terms to provide the executive with an equivalent value; and

•

he will receive, with respect to the retirement benefit, a lump sum cash payment equal to the present value of the annual benefit of $2 million, for Mr. Mizel, and the annual benefit of $1.881 million, for Mr. Mandarich.

Excess Parachute Payments:  Certain payments that Messrs. Mizel and Mandarich may receive could be subject to an excise tax as an “excess parachute payment” under the Internal Revenue Code. This could occur following a change in control, a material change, or through other payments made to the executives. In their employment agreements, Messrs. Mizel and Mandarich have agreed to be paid those amounts, if any, in annual installments and over the shortest period of time in which they may be paid and not be treated as “excess parachute payments.”

Change in Control and Material Change Defined

A “change in control,” which is defined more fully in the employment agreements, occurs when:

•

a report on Schedule 13D is filed with the SEC that discloses that any person is the beneficial owner of fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company. However, it will not be a change in control if that person is the Company or one of its subsidiaries, an employee benefit plan sponsored by the Company, or any Director as of the date of the employment agreements or his or her affiliate;

•

any person purchases securities through a tender offer or exchange offer if after the offer is completed the person in question is the beneficial owner of fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company. However, it will not be a change in control if that person is the Company or one of its subsidiaries, an employee benefit plan sponsored by the Company, or any Director as of the date of the employment agreements or his or her affiliate;

•	the Company’s Shareholders approve a consolidation or merger after which the Company would not be the continuing or surviving corporation;

•	the Company’s Shareholders approve a consolidation or merger in which shares of Company’s Common Stock would be converted into cash, securities or other property;

•	the Shareholders approve any sale, lease, exchange or other transfer of all or substantially all the assets of the Company; or

•

the majority of the Board of Directors ceases to be composed of Directors who were on the Board at the beginning of any twelve-month period. However, it will not be a change in control if the election or nomination of each new director was approved by the vote of two-thirds of the Directors in office who were directors at the beginning of that twelve month period.

A “material change,” which is defined more fully in the employment agreements, occurs when:

•	the Company makes certain adverse changes in the executive’s reporting relationship, titles, functions or duties;

•	the Company (without the executive’s consent) terminates the Performance-Based Plan or amends it to provide for reduced payments to the executive;

•	the Company assigns or reassigns the executive, without his written permission, to another place of employment 50 miles or more from his residence;

•

the Company reduces the executive’s base salary, annual incentive compensation, retirement benefits, long-term incentive compensation, or the manner in which the compensation is determined, or breaches the employment agreement; or

•	a purchaser of all or substantially all of the Company’s assets or any successor or assignee of the Company fails to assume the employment agreement.

See “Potential Payments Upon Termination or Change in Control” below for additional information.

Certain Other Change in Control Agreements

Mr. Touff entered into a change in control agreement with the Company effective July 30, 2008. The agreement will terminate on the earlier of termination of the Mr. Touff’s employment or December 31, 2012. However, unless either party elects by notice in writing delivered to the other at least 90 days prior to December 31 of the current term, the term of the agreement will be renewed automatically for successive one-year terms. In addition, if the agreement has not been terminated prior to a change in control (as defined below), upon a change in control, the term of the agreement will extend automatically following such Change in Control for two years.

The definition of change in control is generally the same as the definition in the description of the employment agreements above.

For purposes of the agreement, a change in control event occurs if a change in control is followed by a material change within two years. A material change is defined in the agreements to occur if:

•	Mr. Touff’s employment is terminated without cause (as defined in the agreements);

•	the Company makes certain adverse changes in Mr. Touff’s reporting relationship, titles, functions or duties;

•	the Company assigns or reassigns Mr. Touff, without his written permission, to another place of employment more than thirty miles from his residence;

•

the Company reduces Mr. Touff’s base salary, annual or long-term incentive compensation, or the manner in which the compensation is determined unless the reduction applies to other officers of the Company; or

•	a purchaser of all or substantially all of the Company’s assets or any successor or assignee of the Company fails to assume the agreement.

Pursuant to the agreement, if a change in control event occurs, Mr. Touff may elect within 90 days after the change in control event to terminate his employment, if not previously terminated by the

Company, and to receive a change in control payment. The change in control payment equals two times the sum of: (i) Mr. Touff’s annual base salary in effect immediately prior to the change in control event, plus (ii) the amount of Mr. Touff’s last regular annual bonus, provided that the amount of the annual bonus shall not exceed 50% of the annual base salary in effect immediately prior to the change in control event.

If a change in control event occurs, Mr. Touff also would be entitled to continue to participate in the Company’s employee benefit plans, policies and arrangements that provide insurance and medical benefits on the same basis as provided prior to the change in control event for a period of twelve months after the date of termination of his employment.

If a change in control as defined above occurs, all options, dividend equivalents and other rights granted to Mr. Touff under any Company equity incentive plan will be accelerated and become exercisable immediately prior to the closing of the change in control. If the change in control is not concluded, the election to exercise such options and other rights shall be of no effect and the options shall remain subject to their original restrictions.

Any amounts payable pursuant to the change in control agreement are in addition to any payments otherwise payable to Mr. Touff pursuant to any agreement, plan or policy of the Company. Certain payments that Mr. Touff may receive could be subject to an excise tax as an “excess parachute payment” under the Internal Revenue Code. This could occur following a change in control or a change in control event, either alone or together with other payments made to Mr. Touff. In the agreement, Mr. Touff has agreed to be paid those amounts, if any, in annual installments and over the shortest period of time in which they may be paid and not be treated as “excess parachute payments.”

Mr. Stephens has also entered into a change in control agreement with the Company effective February 1, 2012, which is similar to Mr. Touff’s except that the change in control payment would equal the sum of his annual base salary and his target annual bonus. Mr. Stephens’ agreement also provides that, other than in the event of his death, if the Company terminates his employment other than for cause or disability (as defined in the agreement) under circumstances where he would not be entitled to the change in control payment described above, then he is entitled to receive an amount equal to his annual base salary.

See “Potential Payments Upon Termination or Change in Control” below for additional information.

The Compensation Committee believes that the potential payments in these limited change in control circumstances fit well within the Company’s overall compensation philosophy. The termination and change in control payments are calculated based on the base salaries and the annual bonuses paid to the executives. The Committee believes that the long-term interests of our Shareholders are aligned with the executives in that their compensation is, in turn, aligned with the success of the Company. The potential change of control compensation varies with the compensation previously paid to the executive, affords stability to the Company’s leadership and is consistent with the philosophy of the Committee to provide compensation that assures retention, incentive and reward to the executive team.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee shall not be deemed to be “filed” with the SEC or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except that it will be deemed “furnished” in the Company’s Annual Report on Form 10-K for 2011, but shall not be deemed incorporated by reference into any filing as a result of being furnished in the Annual Report.

The Compensation Committee hereby confirms that it has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Michael A. Berman, Chairman Pro Tem
Herbert T. Buchwald

2011 SUMMARY COMPENSATION TABLE

For the fiscal years ended December 31, 2011, 2010 and 2009, the following table summarizes the compensation of the Company’s named executive officers. For the Company’s discussion of Total Realized Compensation, see the Proxy Summary at page ii of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1,2]		Option Awards ($) [2]	Non-Equity Incentive Plan Compensation ($) [3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [4]	All Other Compensation ($)	Total ($)
Larry A. Mizel,	2011	$1,000,000	N/A	$1,908,000	[5]	N/A	N/A	$1,442,518	$327,366	$4,677,884	[6]
Chairman and CEO	2010	$1,000,000	N/A	$2,076,600		$1,748,997	$2,500,000	$1,515,146	$365,660	$9,206,403
	2009	$1,000,000	N/A	$1,996,800		$2,102,526	$2,500,000	$1,289,349	$217,522	$9,106,197

David D. Mandarich,	2011	$830,000	N/A	$1,908,000	[5]	N/A	N/A	$1,738,611	$224,342	$4,700,953	[6]
President and Chief Operating Officer	2010	$830,000	N/A	$2,076,600		$1,748,997	$2,500,000	$1,658,254	$191,236	$9,005,087
	2009	$830,000	N/A	$1,996,800		$2,102,526	$2,500,000	$1,403,522	$129,771	$8,962,619

Michael Touff, Senior Vice President and General Counsel	2011	$353,279	$110,000	N/A		N/A	N/A	N/A	$13,520	$476,799
	2010	$353,279	$220,000	$74,978		$249,500	N/A	N/A	$16,184	$913,941
	2009	$353,279	$220,000	$100,000		$358,719	N/A	N/A	$24,161	$1,056,159

Vilia Valentine,	2011	$270,000	$80,000	$24,994		$99,742	N/A	N/A	$6,334	$480,070
Vice President – Finance, Corporate Controller and Chief Accounting Officer*	2010	$223,269	$130,000	$69,986		$74,415	N/A	N/A	$2,145	$499,815

*	Ms.Valentine concluded her employment with the Company effective at the close of business on January 4, 2012.

[1]	The amounts shown in the “Stock Awards” column for Messrs. Mizel and Mandarich were granted as part of the 2010 Performance Based Incentive Plan, and they do not represent a standalone award.

[2]	The amounts shown in the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing the awards, please see Note 13 (Stock-Based Compensation) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Please see the “Grants of Plan-Based Awards” table below for more information about the awards granted in 2011.

[3]

These non-equity incentive plan compensation amounts were paid in accordance with the terms of the shareholder approved Performance-Based Plan in cash for the year indicated as compensation for that year’s performance. The amounts were paid in the subsequent year. No amounts were paid for 2011.

[4]

This reflects the aggregate change for the year noted in the present value of accumulated Retirement Benefits and Medical Insurance Benefits provided for under Mr. Mizel’s and Mr. Mandarich’s respective employment agreements.

[5]

This amount represents the restricted stock award granted on February 9, 2011 under the shareholder approved Performance-Based Plan as compensation for the prior year’s (2010) performance – no award was made under the Plan for 2011.

[6]	This total includes $1,908,000 for the restricted stock award granted on February 9, 2011 under the shareholder approved Performance-Based Plan as compensation for the prior year’s (2010) performance.

All Other Compensation

The table below provides a breakdown of all other compensation for 2011 for the named executive officers:

Name	Non-Business Use of Aircraft		Automobile Allowance		Dividends on Restricted Stock	401(k) Matching Contributions	Supplemental Health Insurance [1]	Other		Total
Larry A. Mizel	-	[2]	-		$220,000	$2,450	$3,968	$100,948	[4]	$327,366
David D. Mandarich	-	[3]	-		$220,000	$2,450	$1,892	-		$224,342
Michael Touff	-		$5,307	[5]	$5,647	$1,650	$916	-		$13,520
Vilia Valentine	-				$2,446	-	$3,888	-		$6,334

[1]	These amounts represent the expense incurred by the Company in 2011 following the termination of supplemental health insurance coverage at the end of 2010.

[2]

The incremental costs of non-business use of the Company’s aircraft are calculated as the total variable operating costs directly associated with non-business trips, in the amount of $185,000, offset by $261,000 in reimbursements made by Mr. Mizel to the Company.

[3]

The incremental costs of non-business use of the Company’s aircraft are calculated as the total variable operating costs directly associated with non-business trips, in the amount of $19,000, offset by $26,000 in reimbursements made by Mr. Mandarich to the Company.

[4]	This amount represents travel expenses incurred by the Company in support of Mr. Mizel’s service to not-for-profit organizations as approved by the Company’s Board.

[5]	This allowance terminated in 2011.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information, as of December 31, 2011, with respect to the Company’s existing equity compensation plans.

Plan category	(a) Shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by shareholders	5,163,256	$42.69	2,425,000
Equity compensation plans not approved by shareholders	-	$-	-

Total	5,163,256	$42.69	2,425,000

Additionally, the Company currently has 1,000,000 shares of its Common Stock available for issuance under the shareholder approved Performance-Based Plan in connection with the Stockholders’ Equity Goal. However, if the Fourth Amendment to the plan is approved (see Proposal 2 above), the Stockholders’ Equity Goal will be eliminated.

GRANTS OF PLAN-BASED AWARDS IN 2011

The following table sets forth certain information with respect to awards granted during 2011 to our named executive officers. All equity awards were made under the 2001 Equity Incentive Plan except that the restricted stock awards to Messrs. Mizel and Mandarich for the prior year’s (2010) performance were also made under the Performance-Based Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award ($)
Name	Grant Date	Target ($)		Target (#)
Larry A. Mizel	N/A	-	[1]
Larry A. Mizel	02/09/2011			60,000	[2]	N/A	$1,908,000
David D. Mandarich	N/A	-	[1]
David D. Mandarich	02/09/2011			60,000	[2]	N/A	$1,908,000
Michael Touff	N/A			-
Vilia Valentine	01/25/2011			10,000	[3]	$31.36	$99,742
Vilia Valentine	01/25/2011			797	[4]	N/A	$24,994

[1]

Messrs. Mizel and Mandarich each had the potential to receive cash in the amount of $2,500,000 if they achieved the 2011 Performance Goal under the Performance-Based Plan. On October 13, 2011, Messrs. Mizel and Mandarich agreed that, in the event the 2011 Performance Goal was achieved, their bonus payout under the Performance-Based Plan would be reduced by fifty percent (50%). However, on March 8, 2012, the Compensation Committee determined that the 2011 Performance Goal was not achieved. Accordingly, Messrs. Mizel and Mandarich did not earn a bonus under the plan for 2011.

[2]

As compensation for the prior year’s (2010) performance, this restricted stock award was granted on February 9, 2011 under the shareholder approved Performance-Based Plan – no award was made under the Plan for 2011. It vests as to 33-1/3% of the shares on each of the third, fourth and fifth anniversary dates and dividends are paid on the restricted stock.

[3]

This option, granted on January 25, 2011, was to become exercisable as to 25% of the shares on each of the first four anniversary dates, at an exercise price of $31.36, the closing price of the Common Stock on the NYSE on the date of grant. However, upon the conclusion of Ms. Valentine’s employment on January 4, 2012, this option was forfeited.

[4]

This restricted stock award was granted on January 25, 2011, and was to vest as to 25% of the shares on each of the first four anniversary dates. The award was valued at $31.36 per share, the closing price of the Common Stock on the date of grant. Dividends were paid on the restricted stock. However, upon the conclusion of Ms. Valentine’s employment on January 4, 2012, this award was forfeited.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

The following table sets forth information with respect to all unexercised option and unvested restricted stock awards to our named executive officers that were outstanding as of December 31, 2011. Options will become exercisable as to unvested shares and restricted stock will vest (restrictions will lapse) if the named executive officer remains employed on the vesting date. The share amounts and option exercise prices in this table have been adjusted, as necessary, to reflect increases resulting from the stock split and stock dividends declared by the Company in prior years. Note that all unvested awards for Ms. Valentine were forfeited upon the termination of her employment on January 4, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Larry A. Mizel	196,625	-		$21.39	11/18/2012	-		-
	252,502	-		44.68	11/17/2013	-		-
	78,000	-		62.14	11/22/2014	-		-
	78,000	-		65.10	11/22/2014	-		-
	78,000	-		68.06	11/22/2014	-		-
	90,000	-		61.98	12/30/2015	-		-
	90,000	-		68.18	12/30/2015	-		-
	90,000	-		57.05	12/29/2016	-		-
	90,000	-		62.76	12/29/2016	-		-
	60,000	30,000	[1]	38.01	12/20/2017	-		-
	60,000	30,000	[1]	41.81	12/20/2017	-		-
	30,000	60,000	[2]	29.45	12/30/2018	-		-
	30,000	60,000	[2]	32.40	12/30/2018	-		-
	-	90,000	[3]	31.04	12/31/2019	-		-
	-	90,000	[3]	34.14	12/31/2019	-		-
	-	90,000	[4]	28.86	12/30/2020	-		-
	-	90,000	[4]	31.75	12/30/2020	-		-
	-	-		-	-	20,000	[5]	$352,600
	-	-		-	-	60,000	[6]	$1,057,800
	-	-		-	-	60,000	[7]	$1,057,800
	-	-		-	-	60,000	[8]	$1,057,800

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David D. Mandarich	196,625	-		$21.39	11/18/2012	-		-
	252,502	-		44.68	11/17/2013	-		-
	78,000	-		62.14	11/22/2014	-		-
	78,000	-		65.10	11/22/2014	-		-
	78,000	-		68.06	11/22/2014	-		-
	90,000	-		61.98	12/30/2015	-		-
	90,000	-		68.18	12/30/2015	-		-
	90,000	-		57.05	12/29/2016	-		-
	90,000	-		62.76	12/29/2016	-		-
	60,000	30,000	[1]	38.01	12/20/2017	-		-
	60,000	30,000	[1]	41.81	12/20/2017	-		-
	30,000	60,000	[2]	29.45	12/30/2018	-		-
	30,000	60,000	[2]	32.40	12/30/2018	-		-
	-	90,000	[3]	31.04	12/31/2019	-		-
	-	90,000	[3]	34.14	12/31/2019	-		-
	-	90,000	[4]	28.86	12/30/2020	-		-
	-	90,000	[4]	31.75	12/30/2020	-		-
	-	-		-	-	20,000	[5]	$352,600
	-	-		-	-	60,000	[6]	$1,057,800
	-	-		-	-	60,000	[7]	$1,057,800
	-	-		-	-	60,000	[8]	$1,057,800

Michael Touff	21,450	-		$44.68	11/17/2013	-		-
	7,150	-		44.80	12/12/2013	-		-
	39,000	-		59.18	11/22/2014	-		-
	30,000	-		61.98	12/30/2015	-		-
	30,000	-		57.05	12/29/2016	-		-
	20,000	10,000	[1]	38.01	12/20/2017	-		-
	10,000	20,000	[2]	29.45	12/30/2018	-		-
	-	30,000	[3]	31.04	12/31/2019	-		-
	-	25,000	[4]	28.86	12/30/2020	-		-
	-	-		-	-	255	[9]	$4,496
	-	-		-	-	1,611	[10]	$28,402
	-	-		-	-	1,949	[11]	$34,361

Vilia Valentine	1,625	4,875	[12]	$34.51	02/22/2020	-		-
	-	10,000	[13]	$31.36	01/25/2021	-		-
						1,521	[14]	$26,815
						797	[15]	$14,051

[1]	This option vests as to the remaining shares on December 20, 2012.

[2]	This option vests as to 50% of the remaining shares on each of December 30, 2012 and 2013.

[3]	This option vests as to 33-1/3% of the shares covered thereby on each of December 31, 2012, 2013 and 2014.

[4]	This option vests as to 33-1/3% of the shares covered thereby on each of December 30, 2013, 2014 and 2015.

[5]	The restrictions on these shares lapse as to the remaining shares on December 20, 2012.

[6]	The restrictions on these shares lapse as to 33-1/3% of the shares on each of February 5, 2012, 2013 and 2014.

[7]	The restrictions on these shares lapse as to 33-1/3% of the shares on each of February 4, 2013, 2014 and 2015.

[8]	The restrictions on these shares lapse as to 33-1/3% of the shares on each of February 9, 2014, 2015 and 2016.

[9]	The restrictions on these shares lapse as to the remaining shares on December 30, 2012.

[10]	The restrictions on these shares lapse as to 50% of the shares on each of December 31, 2012 and 2013.

[11]	The restrictions on these shares lapse as to 33-1/3% of the shares on each of December 30, 2012, 2013 and 2014.

[12]	This option would have vested as to 33-1/3% of the shares covered thereby on each of February 22, 2012, 2013 and 2014. This option was forfeited on January 4, 2012.

[13]	This option would have vested as to 25% of the shares covered thereby on each of January 25, 2012, 2013, 2014 and 2015. This option was forfeited on January 4, 2012.

[14]	The restrictions on these shares would have lapsed as to 33-1/3% of the shares on each of February 22, 2012, 2013 and 2014. These restricted shares were forfeited on January 4, 2012.

[15]	The restrictions on these shares would have lapsed as to 25% of the shares on each of January 25, 2012, 2013, 2014 and 2015. These restricted shares were forfeited on January 4, 2012.

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table provides additional information about value realized by the named executive officers on option award exercises and restricted stock award vestings during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry A. Mizel	432,575	$125,447	20,000	$347,200
David D. Mandarich	25,000	$8,750	20,000	$347,200
Michael Touff	26,909	$8,880	1,833	$31,821
Vilia Valentine	-	-	507	$13,522

PENSION BENEFITS AT DECEMBER 31, 2011

The following table shows, as of December 31, 2011, the present value of accumulated Retirement Benefits and Medical Insurance Benefits under the employment agreements of Mr. Mizel and Mr. Mandarich.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry A. Mizel	Employment Agreement	N/A	$12,298,826	N/A

David D. Mandarich	Employment Agreement	N/A	$12,378,507	N/A

Michael Touff	N/A	N/A	N/A	N/A

Vilia Valentine	N/A	N/A	N/A	N/A

For a description of the valuation method and the material assumptions used in quantifying the present value of the accumulated Retirement Benefits and the Medical Insurance Benefits, please see Note 6 (Deferred Compensation Retirement Plans) to the Consolidated Financial Statements in the

Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Also, for a description of the Retirement Benefits and the Medical Insurance Benefits, please see “Employment Agreements” above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows potential payments to our named executive officers under existing contracts for various scenarios involving a change in control or termination of employment, assuming a December 31, 2011 termination date. Please see the narrative above under “Employment Agreements” and “Certain Other Change in Control Agreements” for a description of payments contemplated by these agreements. Note that Ms. Valentine resigned as an employee of the Company effective as of January 4, 2012 and will not be receiving any of these potential payments.

Name	Benefit	Termination w/o Cause		Change in Control		After Change in Control – Voluntary Termination[1] or w/o Cause		Voluntary Termination		Death		Disability
Larry A. Mizel	Severance Pay	$3,000,000	[2]			$3,000,000	[2]
	Ann. Incentive Comp.	$5,724,000	[3]			$5,724,000	[3]
	Stock/Option Vesting	$3,526,000	[4]	$3,526,000	[4]	$3,526,000	[4]
	Health Care Benefits	$273,308	[5]			$273,308	[5]	$273,308	[5]	$51,060	[5]	$273,308	[5]
	Retirement Benefit	$20,924,324	[6]			$20,924,324	[6]	$10,462,162	[7]	$8,540,569	[6]	$20,924,324	[6]

David D. Mandarich	Severance Pay	$2,490,000	[2]			$2,490,000	[2]
	Ann. Incentive Comp.	$3,816,000	[3]			$3,816,000	[3]
	Stock/Option Vesting	$3,526,000	[4]	$3,526,000	[4]	$3,526,000	[4]
	Health Care Benefits	$267,896	[5]			$267,896	[5]	$267,896	[5]	$80,220	[5]	$267,896	[5]
	Retirement Benefit	$21,833,996	[6]			$21,833,996	[6]	$10,226,343	[7]	$8,032,405	[6]	$21,833,996	[6]

Michael Touff	Severance Pay					$706,558	[10]
	Bonus Payment					$353,279	[11]
	Stock/Option Vesting	$67,259	[8]	$67,259	[9]	$67,259	[9]
	Health Care Benefits					$9,918	[12]

Vilia Valentine	Severance Pay	$270,000	[13]			$270,000	[13]
	Bonus Payment					$130,000	[14]
	Stock/Option Vesting	$40,866	[8]	$40,866	[9]	$40,866	[9]
	Health Care Benefits					$4,724	[12]

[1]

As of December 31, 2011, following a change in control, Messrs. Mizel and Mandarich could have elected to terminate their employment and receive the identified benefits. However, on March 8, 2012, their employment agreements were amended to require both a change in control and a material change. Following both a change in control and a material change, Mr. Touff may elect, and Ms. Valentine could have elected, to terminate employment and receive the identified benefits.

[2]

Calculated as the aggregate base salary earned by the executive during the prior three years. This amount does not include any amount that may be payable upon a two-tier tender offer that results in a change of control. See footnote 4 below.

[3]

Under the executive’s employment agreement, this is calculated as of December 31, 2011 at 300% for Mr. Mizel and 200% for Mr. Mandarich of the “Annual Incentive Compensation” paid for 2010. These amounts vary from year to year. See “Employment Agreements” above for a description of these provisions.

[4]

Amount is the value of unvested restricted stock at December 31, 2011 plus an amount representing the difference between MDC’s stock price at December 31, 2011 and the exercise price of unvested options, to the extent that the stock price exceeds the exercise price. Under the executive’s Employment Agreement, the vesting of all options, dividend equivalents and other rights granted under equity incentive plans and any other Company plans would be accelerated so as to permit the executive to fully exercise all outstanding options and rights, if any, granted to the executive. In the event a change in control involves a two-tier tender offer, the Company would pay the executive (at the executive’s election) the difference between the exercise price of the otherwise unvested options and the price offered in the first tier, or adjust the option terms to provide the executive with an equivalent value.

[5]

The amount shown is the total projected medical insurance benefit obligation for the executive, which would provide medical benefits that are at least comparable to those provided to the executive at the time his employment agreement was signed. After the end of his employment term, the date the executive becomes totally disabled, the date of the executive’s termination without cause or the executive’s election to terminate his employment following a change in control (but not in the event of termination for cause), the Company will pay the medical insurance benefit for the duration of the executive’s life. The medical insurance benefit also provides comparable coverage for the executive’s spouse for duration of the executive’s life and, if she survives him, for an additional 60 months after his death. This amount is estimated based on 2011 costs incurred by the Company.

[6]

The amount shown is the present value of the total projected retirement benefit obligation for the executive. For the specified events, the annual retirement benefit for Mr. Mizel and Mr. Mandarich is $2,000,000 and $1,881,000, respectively, payable in monthly installments beginning on the first day of the month following separation from service and continuing for the duration of the executive’s lifetime. In the event of death after the retirement benefit has commenced, the Company will continue to pay the retirement benefit to the executive’s beneficiary until five years after commencement of the benefit. If the retirement benefit has not commenced on the date of death, the benefit will commence to be paid to the executive’s beneficiary on the first day of the month following the date of death and will continue for five years. Upon a change of control, a material change or termination of employment without cause, the net present value of such benefits shall be paid in a lump sum (following March 8, 2012, both a change in control and a material change are required for the benefits to be paid in a lump sum).

[7]

The amount shown is the present value of the total projected retirement benefit obligation for the executive. In the event of a voluntary termination, the annual retirement benefit for Mr. Mizel and Mr. Mandarich is $1,000,000 and $881,000, respectively, and is payable in monthly installments beginning on the first day of the month following separation from service and continuing for the duration of the executive’s lifetime. In the event of death after the retirement benefit has commenced, the Company will continue to pay the retirement benefit to the executive’s beneficiary until five years after commencement of the benefit. If the retirement benefit has not commenced on the date of death, the benefit will commence to be paid to the executive’s beneficiary on the first day of the month following the date of death and will continue for five years.

[8]

Represents the value of all unvested restricted stock awards, which would become fully vested upon a termination by the Company without cause pursuant to the terms of the restricted stock award agreement.

[9]

Amount is the value of unvested restricted stock at December 31, 2011, plus an amount representing the difference between MDC’s stock price at December 31, 2011 and the exercise price of unvested options, to the extent that the stock price exceeds the exercise price. If a change in control occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plans shall be accelerated and shall become exercisable immediately prior to the closing of the change in control so as to permit the employee fully to exercise all outstanding options and rights.

[10]	Calculated as two times Mr. Touff’s annual base salary as of December 31, 2011.

[11]

Calculated as two times the amount equal to Mr. Touff’s last regular annual bonus, provided that for these purposes such regular annual bonus amount shall not exceed 50% of his annual base salary at the rate in effect immediately before the change in control event.

[12]

If a change in control event occurs, the employee shall also be entitled to continue to participate in each of the Company’s employee benefit plans, policies or arrangements which provide insurance and medical benefits on the same basis as was provided to the employee prior to the change in control event for a period of 12 months after the date of termination of employee’s employment. Amount represents the estimated cost of 12 months of benefits for each employee.

[13]	Represents Ms. Valentine’s annual base salary as of December 31, 2011, which would have been payable in the event of termination without cause or a change in control.

[14]

Represents an amount equal to Ms. Valentine’s last regular annual bonus, provided that for these purposes such regular annual bonus amount shall not exceed 50% of Employee’s annual base salary at the rate in effect immediately before the change in control event.

2011 DIRECTOR COMPENSATION

During 2011, each Director (excluding the Lead Director) who was not an officer of the Company (“non-employee Director”) was paid $4,000 per month as a retainer and $2,500 for attending the monthly Board meeting. Each respective Board committee member (also excluding the Lead Director) was paid $2,500 for attending each meeting of the Audit Committee, $2,000 for attending each meeting of the Compensation and the Corporate Governance/Nominating Committees, and $2,000 per month for service on the Legal Committee. The chairman of the Compensation Committee and the chairman of the Corporate Governance/Nominating Committee received a retainer (in addition to meeting fees) in the amount of $1,250 per month.

Mr. Kemper and Mr. Berman received a retainer of $2,000 per month during 2011 for services as directors of HomeAmerican. There were four meetings of the HomeAmerican board during 2011. Mr. Kemper and Mr. Berman attended all of the meetings.

In consideration for performing all of the duties and responsibilities of the Lead Director, Mr. Buchwald received during 2011 monthly compensation of $27,500 in lieu of all other cash compensation paid to independent Directors, including retainer fees and Board and committee meeting fees.

Pursuant to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors, approved by the Shareholders in 2011, each non-employee Director is granted vested options to purchase 25,000 shares of Common Stock annually. The options are not exercisable until six months after grant. Each Director also is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

The following table sets forth information regarding the compensation of the Company’s non-employee Directors for the fiscal year ended December 31, 2011. The two Directors (Messrs. Mizel and Mandarich) who are executive officers receive no compensation for serving as Directors in addition to the compensation received as executive officers.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) [1]	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Michael Berman	$165,000	$158,175	N/A	N/A	$323,175
David E. Blackford	$138,000	$158,175	N/A	N/A	$296,175
Steven J. Borick	$109,500	$158,175	N/A	N/A	$267,675
Herbert T. Buchwald	$330,000	$158,175	N/A	N/A	$488,175
William B. Kemper [2]	$163,250	$158,175	N/A	N/A	$321,425
David Siegel	$80,500	$158,175	N/A	N/A	$238,675

[1]

Each non-employee Director was granted 25,000 options on August 1, 2011 at an exercise price of $22.41 per share. The dollar amount shown for each Director is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For details on the assumptions used to calculate the fair value of options granted, see Note 13 (Stock Based Compensation) to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. As of December 31, 2011, Messrs. Berman, Blackford, Borick, Buchwald and Siegel, and Mr. Kemper’s estate, had outstanding option grants of 150,000; 175,000; 175,000; 252,575; 75,000; and 207,500 shares, respectively.

[2]	On December 1, 2011, shortly before his death, Mr. Kemper resigned as a director.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

The Company believes that its compensation policies and practices for its employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Compensation Committee during 2011: Michael A. Berman, Herbert T. Buchwald and, until his resignation on December 1, 2011, William B. Kemper. None of the committee members were, during the last fiscal year, officers or employees of the Company, none were formerly officers of the Company and none had a material interest in a “related person” transaction since the beginning of 2011. During 2011, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act, as amended and SEC Rule 14a-21(a), we are providing our Shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers (say on pay), which is described in this Proxy Statement. Currently, we are providing these advisory votes on annual basis. The next advisory say on pay vote will be held at our 2013 Annual Meeting of Shareholders.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As described above under “Compensation Discussions and Analysis,” we believe that our ability to retain and motivate named executive officers with the skills, experience and capacity to succeed in our competitive industry has been essential to the success of our Company and a significant factor in creating long-term value for our Shareholders. Our compensation philosophy recognizes the value of rewarding our executive officers for their past performance and motivating them to continue to excel in the future. We endeavor to deliver fair, competitive and adequate compensation to our executive officers.

The Board of Directors believes the Company’s compensation programs are tailored to retain and motivate key executives in alignment with maintaining and creating long-term value for our Shareholders. The Board of Directors urges you to review carefully the Compensation Discussion and Analysis section of this Proxy Statement, which describes our compensation philosophy and programs in greater detail.

The Board of Directors recommends that you vote in favor of the Company’s executive compensation as described in this Proxy Statement by voting FOR this proposal.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed to be “filed” with the SEC or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, Ernst & Young LLP (“outside auditors”), are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee generally meets monthly, or more often as necessary, to fulfill its responsibility to monitor and oversee these processes, as described in the Audit Committee Charter.

The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2011 with the Company’s management, the outside auditors and the Company’s internal audit department. The Audit Committee has discussed with the

Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with audit committees concerning independence, and has discussed with the auditors their independence status.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

AUDIT COMMITTEE

Herbert T. Buchwald, Chairman Michael A. Berman David E. Blackford

TRANSACTIONS WITH RELATED PERSONS

The Company leases its headquarters office space at 4350 S. Monaco Street, Denver CO 80237. Approximately 5,437 square feet in the Company’s office building at 4350 S. Monaco Street is subleased by an entity affiliated with Mr. Mizel, for which it paid rent in 2011 to the Company of approximately $105,546.

One of the Company’s subsidiaries leases office space from an entity affiliated with Mr. Mizel. After receiving confirmation that the terms of the lease were on market terms, the Board of Directors approved the lease in April 2010. In 2011, the lessor was paid a total of $71,457 under the lease.

During 2011, the Company paid a firm owned by Carol Mizel, Mr. Mizel’s spouse, $110,000 for consulting services in connection with corporate and consumer marketing, merchandising, design work, human resources development, product development, and such other matters as were requested by the Company’s senior management. The firm, Mizel Design and Decorating Company, provided these services under an Independent Contractor Agreement with the Company, dated as of January 1, 2005. The Company also provides Ms. Mizel with office space in the Company’s office building at 4350 S. Monaco Street, which has an estimated annual rental value of approximately $3,000.

Effective as of January 1, 2005, and August 2, 2007, Larry A. Mizel, Chief Executive Officer, and David D. Mandarich, President and Chief Operating Officer, each entered into lease agreements for their non-business use of Company aircraft when the aircraft are not required for Company business. The lease agreements require payment of the Incremental Expenses incurred by the Company for each non-business use, as defined in the lease agreements. The Incremental Expenses represent the maximum reimbursement permitted by the Federal Aviation Administration in Federal Aviation Regulation Part 91.501(d). The executive officers also pay the federal excise tax for the non-business use of the aircraft. Copies of the lease agreements have been filed with the SEC on Form 8-K and Form 10-Q. At the end of 2010, Mr. Mizel and Mr. Mandarich had cash balances of $92,000 and $33,000, respectively, deposited with the Company for future non-business aircraft use. During 2011, they deposited additional amounts with the Company, in advance, of $270,000 and $20,000, respectively.

They each incurred $261,000 and $26,000, respectively, in actual lease payments for 2011. Accordingly, they each had a cash balance at the end of the year of $101,000 and $27,000, respectively. In addition, when seats on the aircraft are available on a business flight and occupied for non-business purposes, income is imputed to the executive officer, who pays federal income tax based on the SIFL rules of the Internal Revenue Service.

REVIEW OF TRANSACTIONS WITH RELATED PERSONS

Our policies require that full information be disclosed regarding transactions with related persons, without mandating how such transactions are to be addressed, so that they may be considered on their own merits. Specifically, our Corporate Code of Conduct, in addressing conflicts of interest, notes that personal interests of our employees and Directors and their family members can sometimes come into conflict, or create the appearance of a conflict, with the Company’s interest. Accordingly, the Code of Conduct requires all employees (including our executive officers) and our Directors to immediately report conflicts of interest or transactions that create the appearance of a conflict of interest. These reports are to be made immediately to a Company compliance officer (as identified in the Code of Conduct), the Company’s Asset Management Committees, or, for members of the Company’s Board of Directors, to the Audit Committee, for a determination as to compliance with the Code of Conduct.

In addition, the Audit Committee’s charter provides for the Committee to be informed of related party transactions. In support of this and the Company’s SEC reporting requirements, the following written procedure has been adopted. Specifically, the Directors and executive officers are to report to the Company’s legal department all related party transactions between the Company (or any of its subsidiaries) and any of the executive officers and Directors, including any of their family members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers and Directors and certain beneficial owners of more than ten percent of the Company’s Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file initial reports of ownership and reports of changes in ownership of Common Stock of the Company with the SEC and furnish copies of those reports to the Company. Based solely upon a review of the copies of reports furnished to the Company and, in certain cases, written representations, the Company believes that during the year ended December 31, 2011, all such reports were filed on a timely basis.

PROPOSAL FOUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP audited the Company’s consolidated financial statements for the year ended December 31, 2011. The Company’s audit engagement agreement with Ernst & Young LLP provides for that firm to perform audit services for the Company’s subsequent fiscal years based on the terms and conditions set forth in the agreement until either the Audit Committee or Ernst & Young LLP terminates the agreement. Each year, the Audit Committee negotiates the terms of the audit engagement agreement and the fees provided under that agreement. The Audit Committee anticipates that, as in prior years, the 2012 audit engagement agreement will not be finalized until later in the year.

The Audit Committee recommends approval of the selection of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012, subject to negotiation of the 2012 audit engagement agreement on terms approved by the Audit

Committee. Even if the selection is approved, the Audit Committee may, in its discretion, direct the appointment of another independent registered public accounting firm at any time during the fiscal year.

The Board of Directors recommends a vote FOR approval of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Meeting and will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Audit Fees and All Other Fees

A summary of the fees of Ernst & Young LLP for the years ended December 31, 2011 and 2010 are set forth below:

	2011 Fees	2010 Fees
Audit Fees [1]	$778,140	$816,011
Audit-Related Fees [2]	-	4,200
Tax Fees [3]	-	9,995
All Other Fees [4]	1,995	1,995

Total Fees	$780,135	$832,201

[1]

Consists of fees and expenses for the audit of consolidated financial statements and SAS 100 interim reviews, the audit of internal control over financial reporting and services rendered in connection with SEC filings.

[2]	Consists of fees and expenses for accounting consultations.

[3]	Consists of fees and expenses for miscellaneous tax consulting services.

[4]	Consists of fees for access to Ernst & Young LLP online resources.

Audit Committee Pre-Approval Procedures

Under the procedures established by the Audit Committee, all audit services and all non-audit services by the Company’s auditors are to be pre-approved by the Audit Committee, subject to the de minimus exception provided under Section 202 of the Sarbanes-Oxley Act of 2002. In certain cases, pre-approval is provided by the committee for up to a year as to particular categories of services, subject to a specific budget. The committee also has delegated to each of its members the authority to grant pre-approvals, such pre-approvals to be presented to the full committee at the next scheduled meeting. For 2011 and 2010, all of the fees included under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee.

OTHER MATTERS

Management and the Board of Directors of the Company know of no matters to be brought before the Meeting other than the proposals set forth above. If you grant a proxy, each of the persons named as proxy holder, Michael Touff and Joseph H. Fretz, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting. If for any unforeseen reason, either of our nominees are not available as a candidate for director, the proxy holder may vote your proxy for such other candidate or candidates nominated by our Board.

SHAREHOLDER PROPOSALS

Any proposal a shareholder desires to present at the 2013 Annual Meeting of Shareholders and to have included in the Company’s proxy soliciting materials pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received in writing by the Secretary of the Company not later than December 5, 2012. However, if the date of the 2013 Annual Meeting changes by more than 30 days from the date of the 2012 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials as the Company shall inform the Shareholders.

For shareholder proposals submitted outside the Rule 14a-8 process, the Company’s By-Laws provide that only business properly brought before a meeting will be conducted. For business to be properly brought before a meeting by a shareholder, the shareholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; however, in the event that less than 75 days’ notice or prior public disclosure of the date of such meeting is given or made to Shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

If notice of a proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by the date described above, then the proposal will be deemed untimely under Rule 14a-4 of the Securities Exchange Act of 1934 and the persons appointed as the Company’s proxies will have the right to exercise discretionary voting authority with respect to the proposal.

ANNEX – RECONCILIATIONS

Reconciliation of Total Realized Compensation

The amounts reported as Total Realized Compensation reflect gross income for the years shown as reported on the executives’ W-2 forms, less any cash bonus amounts that relate to prior year performance. These amounts differ substantially from the amounts reported as total compensation in the 2011 Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the 2011 Summary Compensation Table. For 2011, Total Realized Compensation represents: (1) total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock Awards and Option Awards columns), minus (3) the aggregate change for the year noted in the present value of accumulated Retirement Benefits and Medical Insurance Benefits (as reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column), minus (4) expenses incurred by the Company in 2011 for supplemental health insurance costs, minus (5) the company’s 401(k) matching contributions (as reflected in the All Other Compensation Table on page 44), minus (6) travel expense incurred by the Company in support of Mr. Mizel’s service to not-for-profit organizations as approved by the Company’s Board, plus (7) the difference between the cost attributable to personal use of aircraft as calculated under SEC rules and tax rules, and plus (8) the value realized in 2011 from the vesting of restricted stock units or the exercise of stock options before payment of any applicable withholding taxes and brokerage commissions (as reflected in the Option Exercises and Stock Vested in 2011 Table on page 48). For more information on total compensation as calculated under the SEC rules, see the notes and information accompanying the 2011 Summary Compensation Table.

Reconciliation of Adjusted Income (Loss) Before Taxes (in thousands)

	Q4 2011	Q4 2010
Loss Before Taxes – As Reported	$(19,776)	$(35,066)
Debt Extinguishment	20,236	0
Impairments	11	17,929
Project Abandonment	1,844	1,308

Adjusted Income (Loss) Before Taxes*	$2,315	$(15,829)

*

Adjusted Income (Loss) Before Taxes is a non-GAAP measure. We believe this information is meaningful to investors as management uses it to isolate the impact that infrequent or volatile charges have on income (loss) before tax.

INCORPORATION BY REFERENCE

The Company hereby incorporates by reference into this Proxy Statement Note 6 (Deferred Compensation Retirement Plans) and Note 13 (Stock-Based Compensation) to the Consolidated Financial Statements from Item 8 of its annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 2, 2012.

BY THE ORDER OF THE BOARD OF

DIRECTORS,

Larry A. Mizel

Chairman of the Board

APPENDIX A

FOURTH AMENDMENT TO THE

M.D.C. HOLDINGS, INC.

AMENDED EXECUTIVE OFFICER PERFORMANCE-BASED COMPENSATION PLAN

The stockholders of M.D.C. Holdings, Inc. (the “Company”) on April 29, 2008 approved the Amended Executive Officer Performance-Base Compensation Plan (the “Plan”). The Plan was amended by the First Amendment effective as of January 1, 2008, by the Second Amendment effective as of June 1, 2011, and by the Third Amendment effective as of January 1, 2012. All capitalized terms not otherwise defined herein shall have a meaning ascribed to them in the Plan, as amended. This Fourth Amendment to the Plan, upon stockholder approval of the amendment, will be effective as of January 1, 2012 (the “Effective Date”).

RECITAL

Subject to stockholder approval, the Compensation Committee (the “Committee”) of M.D.C. Holdings, Inc. hereby amends Paragraphs C and D of Article III of the Plan to read in their entirety as follows:

AMENDMENTS

C. If the Performance Goal for fiscal year 2012 is achieved, each of the Covered Employees shall receive, in accordance with the terms of this Plan, no more than $3,500,000.

D. For 2012 and thereafter, only the Performance Goal in Paragraph A.(ii) of Article III shall apply. For 2012 and thereafter, the Adjusted Pre-Tax Return on Stockholders’ Equity Goal in Paragraph A.(i) of Article III shall not apply and shall be deemed deleted from the Plan.

This Fourth Amendment, following approval of the stockholders, has been executed on the date set forth below, to be effective as of the Effective Date set forth above.

M.D.C. HOLDINGS, INC.

By:

Its:

Date:

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. M.D.C. HOLDINGS, INC. 4350 S. MONACO ST.,SUITE 500 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS DENVER,CO 80237 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All

Except” and write the number(s) of the The Board of Directors recommends you vote nominee(s) on the line below.

FOR the following: 1. Election of Directors Nominees

01 Raymond T. Baker 02 David E. Blackford The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve an amendment to the M.D.C. Holdings, Inc. Amended Executive Officer Performance-Based Compensation Plan. 3 To approve an advisory proposal regarding the compensation of the Company’s named executive officers (Say on Pay). 4 To approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year. NOTE: To vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Yes No R1.0.0.11699 Please indicate if you plan to attend this meeting 1 Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please include your full title and authority. Corporate proxies should provide the full 0000136928 name of the corporation and title of the authorized officer signing the proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

M.D.C. HOLDINGS, INC. ANNUAL MEETING OF HAREHOLDERS MONDAY, MAY 21, 2012 10:00 A.M. MOUNTAIN TIME 4350 SOUTH MONACO STREET 6TH FLOOR ASSEMBLY ROOM DENVER, COLORADO 80237 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, CEO letter and Form 10-K is/are available at www.proxyvote.com . M.D.C. HOLDINGS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2012 The undersigned hereby appoints MICHAEL TOUFF and JOSEPH H. FRETZ, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 2012 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Meeting”) and to vote as designated on the reverse side of this card, all the shares of Common Stock of M.D.C. HOLDINGS, INC. that the undersigned is entitled to vote. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. Please, specify your choice by clearly marking the appropriate box. Unless otherwise specified, this proxy will be voted “FOR” Proposals 1, 2, 3, and 4. R1.0.0.11699 _ 2 0000136928 (continued and to be signed and dated on the other side)